UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

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Glimcher Realty Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLIMCHER

GLIMCHER REALTY TRUST
150 East Gay Street
Columbus, Ohio 43215

March 30, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Glimcher Realty Trust, which will be held on Friday, May 11, 2007, beginning at 11:00 A.M., local time, at The Renaissance Hotel, 50 North Third Street, Columbus, Ohio 43215, for the purposes stated in the attached Notice of Annual Meeting of Shareholders.

Information about the Annual Meeting and the various matters on which the holders of common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement that follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your common shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

Herbert Glimcher
Chairman of the Board

Forward Looking Statements

This Proxy Statement, together with other statements and information publicly disseminated by Glimcher Realty Trust, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results may differ from the events discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, employment litigation, competition, transaction delays, the failure of Glimcher Realty Trust to qualify as a real estate investment trust, loss of key personnel, the failure to achieve earnings/funds from operations targets or estimates, as well as other risks listed from time to time in our Form 10-K or other reports filed by Glimcher Realty Trust with the Securities and Exchange Commission.

GLIMCHER

GLIMCHER REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 11, 2007

The 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), will be held at The Renaissance Hotel, 50 North Third Street, Columbus, Ohio 43215, on Friday, May 11, 2007, beginning at 11:00 A.M., local time, for the following purposes:

1.	To elect two Class I Trustees to serve until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	To elect one Class III Trustee to serve until the 2009 Annual Meeting of Shareholders and until his successor is duly elected and qualified;

3.
To approve the following matters with respect to the Glimcher Realty Trust 2004 Incentive Compensation Plan, as amended (the “2004 Plan”): (i) an increase in the number of the Company’s common shares of beneficial interest (“Common Shares”) reserved for issuance under the 2004 Plan by two million five hundred thousand (2,500,000) Common Shares to three million six hundred thousand (3,600,000) Common Shares (the “Reserved Common Shares”), (ii) an increase in the limitation under the 2004 Plan on the number of Reserved Common Shares available for grants of full value awards by six hundred thousand (600,000) Common Shares to one million (1,000,000) Common Shares, (iii) an increase in the limitations under the 2004 Plan on the number of Reserved Common Shares available for grants of awards of incentive options and non-qualified options each by two million five hundred thousand (2,500,000) Common Shares to three million six hundred thousand (3,600,000) Common Shares, and (iv) the addition of a dividend distribution performance measure (which includes, but is not limited to, growth in or maintenance of dividends on the Common Shares) as well as the re-approval of the other performance criteria previously approved by our shareholders that are currently set forth in the 2004 Plan;

4.	To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Trustees of the Company has fixed the close of business on March 9, 2007 as the record date for determining the holders of record of the Common Shares entitled to receive notice of and to vote at the Annual Meeting.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Trustees

Kim A. Rieck
Senior Vice President, General Counsel,
& Secretary
March 30, 2007
Columbus, Ohio

GLIMCHER

GLIMCHER REALTY TRUST

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

Table of Contents

GLIMCHER
GLIMCHER REALTY TRUST
150 East Gay Street
Columbus, Ohio 43215

PROXY STATEMENT

Annual Meeting of Shareholders
May 11, 2007

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Glimcher Realty Trust, a Maryland real estate investment trust, of proxies from the holders of its issued and outstanding common shares of beneficial interest, $0.01 par value per share (the “Common Shares” or “Common Stock”), to be exercised at the Annual Meeting of Shareholders to be held on Friday, May 11, 2007, and any adjournment(s) or postponement(s) of such meeting (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. From time to time throughout this Proxy Statement, Glimcher Realty Trust will be referred to as the “Company,” “we,” “us,” or “our company.”

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place of the Annual Meeting

The Annual Meeting will be held at The Renaissance Hotel, 50 North Third Street, Columbus, Ohio 43215 at 11:00 A.M., local time, on Friday, May 11, 2007.

Proxy Recipients

Holders of record of the Common Shares at the close of business on March 9, 2007 (the “Record Date”) are entitled to receive a Notice of Annual Meeting of Shareholders (the “Notice”), this Proxy Statement, Proxy Card, and a copy of our Annual Report to Shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2006) (collectively, the “Proxy Materials”). We mailed the Proxy Materials to shareholders of record on or about March 30, 2007. As of the Record Date, the Company had 37,058,102 issued and outstanding Common Shares.

Proxy Voting

Individuals and entities holding the Common Shares at the close of business on the Record Date will be asked to consider and vote upon the following proposals (the “Proposals”):

1.	To elect two Class I Trustees to serve until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified (“Proposal 1”);

2.	To elect one Class III Trustee to serve until the 2009 Annual Meeting of Shareholders and until his successor is duly elected and qualified (“Proposal 2”);

3.
To approve the following matters with respect to the Glimcher Realty Trust 2004 Incentive Compensation Plan, as amended (the “2004 Plan”): (i) an increase in the number of the Company’s common shares of beneficial interest (“Common Shares”) reserved for issuance under the 2004 Plan by two million five hundred thousand (2,500,000) Common Shares to three million six hundred thousand (3,600,000) Common Shares (the “Reserved Common Shares”), (ii) an increase in the limitation under the 2004 Plan on the number of Reserved Common Shares available for grants of full value awards by six hundred thousand (600,000) Common Shares to one million (1,000,000) Common Shares, (iii) an increase in the limitations under the 2004 Plan on the number of Reserved Common Shares available for grants of awards of incentive options and non-qualified options each by two million five hundred thousand (2,500,000) Common Shares to three million six hundred thousand (3,600,000) Common Shares, and (iv) the addition of a dividend distribution performance measure (which includes, but is not limited to, growth in or maintenance of dividends on the Common Shares), as well as the re-approval of the other performance criteria previously approved by our shareholders, currently set forth in the 2004 Plan, one or more of which shall be utilized in establishing specific targets to be attained as a condition to the vesting of cash or stock-based performance unit and performance share awards under the 2004 Plan so as to qualify the compensation attributable to those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Proposal 3”);

4.	To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007 (“Proposal 4”); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

With respect to the election of trustees, each shareholder is entitled to one vote per Common Share for each nominee for trustee. On each of the other aforementioned proposals, each shareholder is entitled to one vote per Common Share owned by such holder. You should read this Proxy Statement to decide how you want to vote on each proposal and complete the enclosed Proxy Card. After you record your voting preferences on the Proxy Card, sign the Proxy Card and promptly mail it using the enclosed postage paid envelope to ensure that your Common Shares will be represented at the Annual Meeting.

Conducting the Annual Meeting

In order for us to properly conduct business at the Annual Meeting, a quorum must be present. Under our Amended and Restated Bylaws, as amended (the “Bylaws”), the presence in person or by proxy of a majority of the outstanding Common Shares as of the Record Date will constitute a quorum.

Four proposals are presented in this Proxy Statement on which shareholders may vote. The first proposal concerns the election of two Class I Trustees to our Board of Trustees. The second proposal concerns the election of one Class III Trustee to our Board of Trustees. In order for a trustee nominee to be elected, the nominee must receive a plurality of all the votes cast as it pertains to the trustee nominee’s election. A properly signed proxy marked “WITHHOLD” with respect to the election of one or more trustees will not be voted for the trustee(s) so indicated, but will be counted to determine whether there is a quorum. The third proposal concerns the approval of certain matters with respect to the 2004 Plan. The affirmative vote by holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve the matters with respect to the 2004 Plan, provided that the total vote cast on the matters represents more than 50% of all Common Shares entitled to vote thereon. The fourth proposal concerns the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. The affirmative vote by holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

The Common Shares represented by all properly executed proxies returned to us will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. With respect to Common Shares held in street name, brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to vote “FOR” Proposals 1, 2, and 4 in situations where their clients do not provide voting instructions.  Shareholders have no dissenters’ rights of appraisal with respect to any of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently intend to bring any other business before the Annual Meeting.

Revoking Your Proxy Vote

You may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting in either of the following ways. One way is for you to file, with the Secretary of the Company, a duly signed revocation or another Proxy Card bearing a later date than the initial proxy submitted. You may also change your proxy vote by attending the Annual Meeting in person and voting in person; however, mere attendance at the Annual Meeting will not serve to revoke a proxy unless you specifically request such a revocation.

Abstentions & Broker Non-Votes

Abstentions occur when a shareholder abstains from voting as to a particular matter. Broker non-votes occur when a broker, bank, or other nominee holding Common Shares for a beneficial owner does not vote on a particular proposal because the banker, broker, or other nominee does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner. With respect to Proposals 1, 2, and 4, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of a vote. For purposes of Proposal 3, abstentions will be treated as votes cast and will have the same effect as a vote “AGAINST” the matter and broker non-votes will not be considered as votes cast and will have no effect on the outcome, unless they result in a failure to obtain total votes cast of more than 50% of the Common Shares entitled to vote. With respect to all Proposals, abstentions and broker non-votes will be considered present for the purposes of determining a quorum.

Types of Shareholders & Specifying Your Vote

If your Common Shares are registered directly in your name with Computershare Investor Services, LLC, the Company’s transfer agent, you are considered the shareholder of record with respect to those Common Shares. If your Common Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those Common Shares, and your Common Shares are held in “street name.” If you are a shareholder through your participation in the Company’s Distribution Reinvestment and Share Purchase Plan (the “Purchase Plan”) then you should include on your Proxy Card the number of Common Shares registered in your name under the Purchase Plan.

With respect to shareholders of record who fail to specify on their Proxy Card how to vote their Common Shares, we will vote them: i) FOR each of the nominees for Class I Trustee (Proposal 1), ii) FOR the nominee for Class III Trustee (Proposal 2), iii) FOR the matters with respect to the 2004 Plan (Proposal 3), and iv) FOR ratifying the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 (Proposal 4).

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

PROPOSALS FOR SHAREHOLDER CONSIDERATION AT THE ANNUAL MEETING

The following proposals will be presented at the Annual Meeting and voted on by holders of the Company’s Common Shares at the close of business on the Record Date and represented at the Annual Meeting in person or by proxy.

Proposal 1: Election of Class I Trustees

The Company's Board of Trustees currently consists of nine members who are classified into three equal separate classes denoted as Class I Trustees, Class II Trustees, and Class III Trustees. All three of the Class I Trustees and one of the Class III Trustees have terms that expire at the Annual Meeting. The Class II Trustees have terms that will expire at the 2008 Annual Meeting of Shareholders and the other two Class III Trustees have terms that will expire at the 2009 Annual Meeting of Shareholders. Only two Class I Trustees have been nominated for re-election at the Annual Meeting. As a result, after the election of trustees at the Annual Meeting, there will be two Class I Trustees, three Class II Trustees, and three Class III Trustees.

With respect to the election of Class I Trustees, pursuant to the Company's Amended and Restated Declaration of Trust, as amended (the “Declaration of Trust”), at each annual meeting, the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of the Company’s shareholders held in the third year following the year of their election and until their successors are duly elected and qualified. Accordingly, at the Annual Meeting, each of the current Class I Trustees who have been nominated for re-election to the Board of Trustees who is elected, will hold office for a term of three years until the Annual Meeting of Shareholders to be held in 2010 and until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has recommended to the Board of Trustees that incumbent Class I Trustees, Messrs. Niles C. Overly and William S. Williams, be nominated by the Board of Trustees for re-election as Class I Trustees. The Board of Trustees has so nominated Messrs. Niles C. Overly and William S. Williams for re-election as Class I Trustees. Pursuant to the age limitations in our Corporate Governance Guidelines, Mr. Philip G. Barach, an incumbent Class I Trustee, was not nominated for re-election as a Class I Trustee and will retire from his service on the Board of Trustees when his term expires at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in Proposal 1 herein. The biographies of the individuals nominated for election as Class I Trustees are listed in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. NILES C. OVERLY AND WILLIAM S. WILLIAMS TO SERVE UNTIL THE 2010 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Proposal 2: Election of a Class III Trustee

Currently there are three members of the Board of Trustees denoted as Class III Trustees. One of those members, Mr. David M. Aronowitz, was elected on May 5, 2006 by the Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, to serve as a Class III Trustee for a one year term. Mr. Aronowitz’s election filled a pre-existing vacancy on the Board of Trustees. Under the Bylaws, any vacancy on the Board of Trustees may be filled by a majority vote of the remaining members of the Board of Trustees. Additionally, the Bylaws permit any person elected by the Board of Trustees to fill a vacancy to hold office for the unexpired term of the class of trustees in which such person was elected. However, as a matter of good corporate practice, the Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, decided to only elect Mr. Aronowitz to a one-year term and to nominate him for re-election by the holders of Common Shares at the Annual Meeting. Accordingly, if elected by the shareholders, Mr. Aronowitz will hold office for a term of two years until the 2009 Annual Meeting of Shareholders and until his successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named in Proposal 2 herein. The biography of Mr. Aronowitz is set forth in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. DAVID M. ARONOWITZ TO SERVE UNTIL THE 2009 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED.

There are currently two vacancies on the Board of Trustees. After the Annual Meeting, there will be three vacancies on the Board of Trustees as a result of Mr. Barach not being nominated for re-election as a Class I Trustee. At this time, the Nominating and Corporate Governance Committee has not identified any candidates for trustee that it deems satisfactory to recommend as nominees for election to the Board of Trustees to fill the aforementioned vacancies. The Nominating and Corporate Governance Committee continues to search for qualified candidates for trustee who satisfy the Company’s governance standards and the requirements of the NYSE. Each of the aforementioned nominees for election as trustee has consented to being named in this Proxy Statement and to continue to serve as a trustee, as the case may be, if elected.

Proposal 3: Amendments to the 2004 Plan

The 2004 Plan was adopted by our Executive Compensation Committee and Board of Trustees. Our shareholders approved the 2004 Plan on May 7, 2004. The Executive Compensation Committee, as administrator of the 2004 Plan, and the Board of Trustees have approved and adopted certain matters relating to the 2004 Plan which are set forth in an amended and restated 2004 Plan (the “Amended Plan”).

Four matters relating to the 2004 Plan that have been approved and adopted require shareholder approval and are as follows (the “Amendments”):

1.
The maximum number of Common Shares reserved for issuance under the 2004 Plan will increase from one million one hundred thousand (1,100,000) Common Shares to three million six hundred thousand (3,600,000) Common Shares;

2.
The limitations under the 2004 Plan on the number of Reserved Common Shares available for grants of full value awards will increase by six hundred thousand (600,000) Common Shares to one million (1,000,000) Common Shares;

3.
The limitations under the 2004 Plan on the number of Reserved Common Shares available for grants of awards of each of incentive options and non-qualified options will increase by two million five hundred thousand (2,500,000) Common Shares to three million six hundred thousand (3,600,000) Common Shares; and

4.
The approval of a dividend distribution performance measure (which includes, but is not limited to, growth in or maintenance of dividends on the Common Shares), as well as the re-approval of the other performance criteria previously approved by our shareholders, currently set forth in the 2004 Plan, one or more of which shall be utilized in establishing specific targets to be attained as a condition to the vesting of cash or stock-based performance unit and performance share awards under the 2004 Plan so as to qualify the compensation attributable to those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), which would result in the Company being able to deduct certain compensation expenses in excess of $1,000,000. For additional information on Section 162(m) of the Code, see “Material Federal Income Tax Considerations -- Million Dollar Deduction Limit” below.

The Board of Trustees recommends that the shareholders adopt and approve the Amendments and their incorporation into the 2004 Plan. Shareholder approval of the Amendments, among other things, is intended to comply with applicable securities law and NYSE requirements.

The Executive Compensation Committee and the Board of Trustees adopted the amendment to increase the number of Common Shares under the 2004 Plan because each believes that:

•	additional Common Shares are necessary to attract new employees and executives;

•	additional Common Shares are needed to further the goal of retaining and motivating existing personnel; and

•	the issuance of options and stock awards is integral to the Company’s compensation objectives and programs for trustees, executive officers, employees, and third party service providers.

The performance criteria which are utilized in establishing specific targets to be attained as a condition of vesting of cash or stock-based performance unit or performance share awards under the 2004 Plan were initially approved by shareholders on May 7, 2004. For purposes of Section 162(m) of the Code, such approval remains valid for five years thereafter. The Executive Compensation Committee and the Board of Trustees have proposed that the shareholders re-approve the performance criteria by voting for this proposal so that the performance criteria summarized in “Performance Unit and Performance Share Awards” below will remain valid for five years after receipt of such shareholder approval.

A copy of the Amended Plan described in this Proposal is attached hereto as Appendix A. The discussion of the Amended Plan that follows is intended to provide only a summary of the principal features of the Amended Plan and is in all respects qualified by, and subject to, the actual terms and provisions of the attached Amended Plan.

The 2004 Plan and Amended Plan permit the grant of options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance awards, annual incentive awards, cash-based awards, and other share-based awards. Individuals eligible to receive awards and grants under the 2004 Plan and Amended Plan include employees, officers, trustees, consultants, agents, advisors, and other third party service providers of the Company and its subsidiaries. As of the Record Date, there are nine trustees, seven senior executive officers and approximately 138 employees (other than senior executive officers) who are eligible to receive awards under the 2004 Plan. As of the Record Date, the aggregate maximum number of Common Shares reserved for issuance upon the exercise of stock options or other awards granted under the 2004 Plan was 1,100,000, of which 137,599 Common Shares remain available for future grant as of the Record Date. The Company also has a 1997 Incentive Plan (the “1997 Plan”). The 1997 Plan has an aggregate maximum number of 3,000,000 Common Shares reserved for issuance upon the exercise of stock options or other awards, of which 152,355 Common Shares remained available for future grant as of the Record Date. Pursuant to its terms, the 1997 Plan will terminate on December 11, 2007.

Description of the Amended Plan

The purpose of the Amended Plan is to provide a means whereby employees, trustees, and third party service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Amended Plan is to provide a means through which the Company may attract able persons to become employees or serve as trustees or third party service providers of the Company and to provide a means whereby those individuals, upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain Common Share ownership, thereby strengthening their concern for the welfare of the Company.

The Amended Plan will terminate on May 6, 2014, unless sooner terminated.

Amended Plan and Participant Share Limits

If this amendment is approved, the maximum number of Common Shares issuable under the Amended Plan will be increased from 1,100,000 to 3,600,000. Of the Common Shares reserved for issuance under the Amended Plan, no more than 1,000,000 of the reserved Common Shares may be issued as full value awards. Full value awards are awards other than options or SARs which are settled by the issuance of Common Shares such as restricted shares or restricted share units.

Common Shares are counted against the authorization only to the extent they are actually issued. However, the full market value of SARs granted that are to be settled by the issuance of Common Shares will be counted against the number of Common Shares available for award under the Amended Plan, regardless of the number of Common Shares actually issued upon the settlement of such SARs. Common Shares that terminate by expiration, forfeiture, cancellation, or otherwise without issuance of such shares, are settled in cash in lieu of Common Shares, or exchanged for awards not involving Common Shares, shall again be available for grant. If the option price or tax withholding requirements of any award are satisfied by tendering Common Shares to the Company, then such Common Shares tendered to the Company shall no longer be eligible to be returned as available Common Shares under the Amended Plan.

The Amended Plan also imposes annual per-participant award limits. The maximum number of Common Shares for which options may be granted to any person in any calendar year is 300,000. The maximum number of Common Shares subject to SARs granted to any person in any calendar year is 300,000. The maximum aggregate grant to any person in any calendar year of restricted shares or restricted share units is 100,000 Common Shares. The maximum aggregate grant to any person in any calendar year of performance units or performance shares is the value of 100,000 Common Shares determined as of the earlier of the date of vesting or payout. The maximum aggregate grant to any person in any calendar year of cash-based awards may not exceed $3,000,000. The maximum aggregate grant to any person in any calendar year of other share-based awards is 100,000 Common Shares.

The number and kind of Common Shares that may be issued, the number and kind of Common Shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the administration committee for the Amended Plan to reflect share dividends, share splits, reverse share splits and other corporate events or transactions, including without limitation, distributions of Common Shares or property other than normal cash dividends. The administration committee for the Amended Plan may also make adjustments to reflect unusual or nonrecurring events such as mergers, consolidations, spin-offs, and other corporate reorganizations.

Administration

The Amended Plan may be administered by the Executive Compensation Committee, any subcommittee thereof, or a committee consisting of two or more independent trustees (the “Committee”). This Committee has the discretionary power to interpret the terms and intent of the Amended Plan and any Amended Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards and to adopt rules, regulations, forms, instruments and guidelines. Determinations of the Committee made under the Amended Plan are final and binding. At the current time, the Executive Compensation Committee of the Board of Trustees is serving as the administration committee of the 2004 Plan.

Eligibility

Employees, non-employee trustees, and third party service providers of the Company and its subsidiaries who are selected by the Committee are eligible to participate in the Amended Plan. The Executive Compensation Committee approves grants of awards to senior executive officers of the Company under the Amended Plan.

Options

The Committee may grant both incentive options (“ISOs”) and nonqualified options (“NQSOs”) under the Amended Plan. Eligibility for ISOs is limited to employees of the Company and its parent or subsidiary corporations. The exercise price for options cannot be less than the fair market value of the Common Shares underlying such options on the date of grant; however, the exercise price can be established at a premium to the fair market value of the Common Shares on the date of grant or can be indexed to the fair market value of the Common Shares on the date of grant (provided that the exercise price cannot be less than 100% of the fair market value of the Common Shares on the date of grant (110% with respect to ISOs granted to a 10% shareholder)). The latest expiration date cannot be later then the tenth anniversary of the date of grant (for an ISO, the fifth anniversary of the date of grant if the recipient is a 10% shareholder). Fair market value under the Amended Plan shall be the closing market price of a Common Share as reported on the NYSE or other established stock exchange on the date of the grant, or if Common Shares are not traded on such applicable date, the closing market price on the next day following such grant date on which Common Shares are traded. The exercise price may be paid with cash or its equivalent, with previously acquired Common Shares (in certain circumstances, that have been held at least six months), or by other means approved by the Committee, including by means of a broker-assisted cashless exercise.

Share Appreciation Rights

The Committee may grant SARs under the Amended Plan either alone or in tandem with options. The grant price of a SAR cannot be less than the fair market value of the Common Shares on the date of grant. SARs can also be granted with a grant price that is greater than the fair market value of the Common Shares on the date of grant or that is indexed to the fair market value of the Common Shares on the date of grant (provided that the grant price of such SAR cannot be less than the fair market value of the Common Shares on the date of grant). The grant price of a SAR granted in tandem with an option will be the same as the option price of the option. SARs cannot be exercised later then the tenth anniversary of the date of grant. SARs granted in tandem with ISOs are subject to special restrictions.

Freestanding SARs may be exercised on such terms as the Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of a SAR, the holder will receive from the Company cash, Common Shares, or a combination, as determined by the Committee, equal in value to the difference between the fair market value of the Common Shares subject to the SAR, determined as described above, and the grant price.

Restricted Shares and Restricted Share Units

The Committee may award restricted shares and restricted share units. Restricted share awards consist of Common Shares that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted share unit awards result in the transfer of Common Shares to the participant only after specified conditions are satisfied. A holder of restricted shares is generally treated as a current shareholder (subject to the restrictions), whereas the holder of a restricted share unit award is treated as a shareholder with respect to the award only when the Common Shares are delivered in the future. The Committee will determine the restrictions and conditions applicable to each award of restricted shares or restricted share units.

Performance Unit and Performance Share Awards

Performance unit and performance share awards may be granted under the Amended Plan. Performance unit awards will have an initial value that is determined by the Committee. Performance shares will have an initial value that is equal to the fair market value of the Common Shares on the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance unit and performance share awards that are intended to constitute “qualified performance-based compensation” will be based upon one or more of the following performance criteria:

•	Net earnings or net income (before or after taxes);

•	Funds From Operations (FFO);

•	Occupancy rates;

•	Earnings per share;

•	Net sales growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on equity);

•	Earnings before or after taxes, interest, depreciation and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return); and

•	Dividend distributions (including, but not limited to, growth in or maintenance of dividends on the Common Shares).

The Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30, as amended or supplemented, and/or in management’s discussion of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; acquisitions, divestitures, joint ventures or alliances; and foreign exchange gains, and losses.

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust these awards downward. In addition, the Committee has the discretion to make awards that do not qualify as performance-based compensation. Awards may be paid in the form of cash, Common Shares, or in any combination, as determined by the Committee.

Cash-Based Awards

The Committee may grant cash-based awards under the Amended Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable and such other conditions as the Committee may determine that are not inconsistent with the terms of the Amended Plan. Although based on a specified dollar amount, cash-based awards may be paid, in the Committee’s discretion, either in cash or by the delivery of Common Shares.

Other Share-Based Awards

The Committee may grant equity-based or equity-related awards, referred to as “other share-based awards,” other than options, SARs, restricted shares, restricted share units or performance shares. The terms and conditions of each other share-based award shall be determined by the Committee. Payment under any other share-based awards will be made in Common Shares or cash, as determined by the Committee.

Dividend Equivalents

The Committee may provide for the payment of dividend equivalents with respect to any Common Shares subject to an award, other than an award of options or SARs, which have not actually been issued under the award.

Deferrals

The Committee may require or permit a participant to defer the receipt of cash or Common Shares pursuant to any awards under the Amended Plan.

Termination of Employment

The Committee will determine how each award will be treated following termination of the holder’s employment with, or service for, the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs or other awards requiring exercise will remain exercisable.

Additional Provisions

Neither ISOs nor, except as the Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

Treatment of Awards Upon a Change of Control and Related Transactions

One or more awards may be subject to the terms and conditions set forth in a written agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change of Control” of the Company (as that term may be defined in such written agreement); provided, that such written agreement may not increase the maximum amount of such awards.

Amendment of Awards or Amended Plan and Adjustment of Awards

The Committee may at any time alter, amend, modify, suspend or terminate the Amended Plan or any outstanding award in whole or in part, except that no amendment of the Amended Plan will be made without shareholder approval if shareholder approval is required by applicable law or stock exchange regulations. No amendment to an award previously granted may adversely affect the rights of any participant to whom such award was granted without such participant’s consent, unless specifically provided for in the Amended Plan.

In the event of any corporate event or transaction (including, but not limited to, a change in the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spin-off, or other distribution of stock or property of the Company, the Committee, in order to prevent dilution or enlargement of participants’ rights under the Amended Plan, shall substitute or adjust, as applicable, the number and kind of Common Shares that may be issued under the Amended Plan or under particular forms of awards issuable thereunder, as well as the number and kind of Common Shares subject to outstanding awards, the option exercise price or grant price applicable to outstanding awards, the annual award limits and other value determinations applicable to outstanding awards under the Amended Plan. The Committee shall also make appropriate adjustments in the terms of any awards under the Amended Plan to reflect such changes or distributions and to modify any other terms of outstanding awards, including modifications of performance goals and changes in the length of performance periods.

Awards for Non-U.S. Employees

To comply with the laws in other countries in which the Company or its subsidiaries operate or may operate or have employees, trustees, directors, or third-party service providers, the Committee may establish, among other things, subplans under the Amended Plan and modify the terms of the awards made to such employees, trustees, directors, or third-party service providers.

Material Federal Income Tax Considerations

The following is a brief summary of the principal federal income tax consequences of awards under the Amended Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

i. Incentive Options

An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. However, the exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO and the fair market value of the underlying Common Shares on the date of sale. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the Common Shares within two years after the date of the grant of the ISO and has held the Common Shares for at least one year after the date of exercise, and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale or (ii) the difference between the exercise price and the fair market value of the Common Shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the Common Shares underlying the ISO prior to disposition. In the year of a disqualifying disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disqualifying disposition.

ii.  Nonqualified Options

In general, an optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the fair market value of the Common Shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option.

iii.  Restricted Shares

A participant who receives an award of restricted shares does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the Common Shares becomes either: (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the Common Shares less the cash, if any, paid for the Common Shares.

A participant may elect to recognize income at the time he or she receives restricted shares in an amount equal to the fair market value of the restricted shares (less any cash paid for the Common Shares) on the date of the award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the Common Shares will be taxed as capital gains when the Common Shares are sold. However, if after making such an election, the Common Shares are forfeited, the participant will be unable to claim any loss deduction.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

iv. Other Awards

In the case of an exercise of a SAR or an award of restricted share units, performance shares, performance units, share awards or incentive awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any Common Shares received on the date of payment. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

v. Million Dollar Deduction Limit

Pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company's proxy statement (a “Covered Employee”). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. It is intended that awards under the Amended Plan made to Covered Employees in the form of options, performance-based restricted shares, performance shares, performance units, SARs and cash payments under annual incentive awards will constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation, but no assurance can be made in this regard.

vi. Withholding Taxes

Awards made to participants under the Amended Plan may be subject to federal, state, and local income tax and employment tax withholding obligations and the Company will comply with any requirements to withhold such taxes.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE MATTERS RELATING TO THE GLIMCHER REALTY TRUST 2004 INCENTIVE COMPENSATION PLAN.

Proposal 4: Ratification of the Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of the Board of Trustees has appointed BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2007. A proposal to ratify this appointment shall be presented to the holders of Common Shares at the Annual Meeting. Although ratification is not required under the Bylaws or otherwise, the Board of Trustees is submitting the appointment of BDO to our shareholders for ratification as a matter of good corporate practice. If this proposal is not approved at the Annual Meeting then the Audit Committee may reconsider its appointment. Regardless of the outcome of this vote, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

A summary of the aggregate fees billed by BDO for various audit services and non-audit services that it provided to the Company for the fiscal years ended December 31, 2005 and December 31, 2006, respectively, are provided in the section of this Proxy Statement entitled “Independent Registered Public Accountants - Fees For Audit & Non-Audit Services.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF TRUSTEES LISTED ABOVE, FOR THE MATTERS RELATING TO THE GLIMCHER REALTY TRUST 2004 INCENTIVE COMPENSATION PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

INFORMATION ABOUT OUR TRUSTEES, TRUSTEE NOMINEES, & EXECUTIVE OFFICERS

The following information is provided with respect to current members of the Board of Trustees whose terms do not expire at the Annual Meeting, nominees for election to the Board of Trustees, and executive officers of the Company. Executive officers are elected by and serve at the discretion of the Board of Trustees. The information provided has been furnished to the Company by the respective individuals listed below and is current as of the Record Date. Other than Michael P. Glimcher and Herbert Glimcher, who is the father of Michael P. Glimcher, none of the trustees, trustee nominees, or executive officers of the Company are related to each other.

Biographies of Our Trustees & Trustee Nominees

Set forth below is biographical information concerning the members of the Board of Trustees whose terms do not expire at the Annual Meeting.

Herbert Glimcher, 78, has been a trustee and Chairman of the Company since its inception in September 1993 and served as Chief Executive Officer of the Company from May 1997 until his resignation as Chief Executive Officer in January 2005. He served as President of the Company from March 1998 until the appointment of Michael P. Glimcher as President in December 1999. Mr. Glimcher also serves as Senior Advisor to the Company and has served in that capacity since February 1, 2005. He has served as Chairman of the Board of Directors of The Glimcher Company (“TGC”) since its inception in 1959. Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition, and development of over 100 shopping centers during a real estate career spanning over 40 years. Mr. Glimcher is a member of the Board of Trustees of Mount Carmel Health System, Inc., a member of the Board of Directors of The Ohio State University Foundation, and a member of the Board of Trustees of the Columbus Jewish Foundation. Mr. Glimcher is a member of the International Council of Shopping Centers (“ICSC”) and the National Association of Real Estate Investment Trusts (“NAREIT”). Mr. Glimcher serves as Chairman of the Executive Committee of the Board of Trustees. Mr. Glimcher is a Class III Trustee.

Michael P. Glimcher, 39, is currently the President and Chief Executive Officer of the Company. He has served as a trustee of the Company since June 1997. He was appointed President of the Company in December 1999 and elected Chief Executive Officer of the Company in January 2005. Prior to holding such positions, he served as the Company’s Director of Leasing Administration from 1993 to April 1995, the Company’s Vice President of Leasing from April 1995 to September 1996, and Senior Vice President of Leasing from September 1996 to May 1998. He served as Senior Vice President of Leasing and Development of the Company from May 1998 to March 1999. He was elected Executive Vice President of the Company in March 1999 and served in that position until appointed President of the Company. Mr. Glimcher served as the Director of Leasing Administration of TGC from 1991 to 1993. Mr. Glimcher is active in several charitable and community organizations. He is also a member of ICSC and NAREIT. Mr. Glimcher serves on the Board of Trustees for ICSC, the Arizona State University Foundation, and the United Way of Central Ohio. Mr. Glimcher is a member of the Executive Committee of the Board of Trustees as well as the Company’s Disclosure Committee. Mr. Glimcher is a Class II Trustee.

Wayne S. Doran, 70, has been a trustee of the Company since October 1999. He retired in the fall of 2000 as a Vice President of Ford Motor Company and Chairman of the Board of Ford Motor Land Services Corporation (“Ford Land”), a wholly owned real estate subsidiary of Ford Motor Company. Mr. Doran joined Ford Motor Company in 1969 and became Chief Executive Officer of Ford Land when it was formed in 1970. Before joining Ford Motor Company, Mr. Doran served as Vice President and General Manager of the land development division of Del E. Webb Corporation, Chicago, from 1963 to 1969. He is a trustee of the Urban Land Institute, Chairman of the Executive Committee of the Metropolitan Realty Corporation, Chairman of the Detroit Metropolitan Wayne County Airport Commission, and a trustee of the National Realty Committee. He is a director of the Arizona State University Foundation, Arizona State University Research Park, The Drachman Institute, and the PGA TOUR Golf Course Properties. He is a member of the Board of Governors of Berry College, Rome, Georgia, and sits on the executive board of the Detroit Area Council of the Boy Scouts of America. He also is a director of the Henry Ford Health System. Mr. Doran is the Chairman of the Nominating and Corporate Governance Committee and serves as the lead trustee among the independent members of the Board of Trustees. He also serves on the Audit Committee and Executive Committee of the Board of Trustees. Mr. Doran is a Class II Trustee.

Alan R. Weiler, 73, has been a trustee of the Company since January 1994. Mr. Weiler served as President of Archer-Meek-Weiler Agency, Inc., an insurance agency (“Archer-Meek-Weiler”) located in Columbus, Ohio, from 1970 to 2002. He is currently Chairman of Archer-Meek-Weiler. He is also a director of ProCentury Corporation, a specialty property and casualty insurance holding company, and has held that position since April 2004. Mr. Weiler is active in several charitable and cultural organizations. Mr. Weiler is a Class II Trustee and a member of the Executive Committee of the Board of Trustees.

Howard Gross, 64, has been a trustee of the Company since September 2004. He is currently the interim Chief Executive Officer of Eddie Bauer Holdings, Inc., a specialty retailer that sells casual sportswear and accessories (“Bauer”), and has served in that position since February 9, 2007. Mr. Gross retired in December 2003 as President and Chief Executive Officer of HUB Distributing, a privately owned regional retailing business. Mr. Gross also served as President and Chief Operating Officer of Today’s Man, a New Jersey menswear retailer, from 1995 to 1996, as well as President and Chief Executive Officer of The Limited Stores, a women’s retail clothier based in Columbus, Ohio, from 1991 to 1994, and President and Chief Executive Officer of Victoria’s Secret from 1983 to 1991. Mr. Gross received a Bachelor of Arts from the University of Akron. Mr. Gross currently serves on the advisory board of Santa Clara University Retail Management Institute. Mr. Gross also serves on the Board of Directors for Bauer and Sharper Image Corporation, a specialty retailer that sells high quality electronics, personal care products, and other accessories. Mr. Gross is a Class III Trustee and a member of the Executive Compensation Committee and Nominating and Corporate Governance Committee of the Board of Trustees.

Nominees for Election as Class I Trustees

Niles C. Overly, 56, has been a Class I Trustee of the Company since May 2004. He currently serves as Chairman and Chief Executive Officer of The Frank Gates Companies (“Frank Gates”), which specializes in employee benefit and risk management services. Mr. Overly became Chief Executive Officer of Frank Gates in 1983 and Chairman in 2003. He also served as General Counsel for Frank Gates from 1979 until 1983. Prior to joining Frank Gates, Mr. Overly served as an international tax consultant with Arthur Andersen and Company. He was also a partner in the law firm of Overly, Spiker, Chappano & Wood, L.P.A. for five years. Mr. Overly is a graduate of the University of Virginia McIntire School of Commerce and received his Juris Doctorate from the University of Virginia School of Law. His professional society memberships include the American, Ohio, Virginia, and Columbus (OH) Bar Associations, as well as the Ohio State and American Institute of Certified Public Accountants. He currently serves as a member of the Columbus, Ohio and Dublin, Ohio Chambers of Commerce, a member of the Board of Directors and Executive Committee of the Ohio Chamber of Commerce, and is Chairman of the Ohio Chamber of Commerce. He has also been active in the Young Presidents Organization (“YPO”), having served as the Chairman and Education Chair of YPO’s Columbus, Ohio chapter. Mr. Overly serves as Chairman of the Audit Committee. He also serves on the Executive Compensation Committee and Executive Committee of the Board of Trustees. Mr. Overly is an Audit Committee Financial Expert as determined by the Board of Trustees.

William S. Williams, 53, has been a Class I Trustee of the Company since May 2004. He currently serves as Chairman and Chief Executive Officer of The W. W. Williams Company (the “Williams Company”), primarily an industrial equipment distributor headquartered in Columbus, Ohio. Mr. Williams joined the Williams Company in April of 1978 and became Chief Executive Officer in 1992. He was elected Chairman of the Williams Company in 1999. The Williams Company sells and services diesel engines, transmissions, and generator sets throughout the midwest, southeast, and southwest regions of the United States and distributes automotive parts in the midwest. Mr. Williams served on the Board of Directors of The Huntington National Bank from 1997 to 2004. He serves on the Executive Committee of the North America Distributor Council and is active in other community organizations. He is also an inactive Certified Public Accountant, holds a Bachelor of Arts in Economics from Duke University, and a Master of Business Administration in Finance from The Ohio State University. Mr. Williams serves as Chairman of the Executive Compensation Committee and is a member of the Nominating and Corporate Governance Committee of the Board of Trustees.

Nominee for Election as Class III Trustee

David M. Aronowitz, 50, has been a Class III Trustee of the Company since May 5, 2006. He is currently the Executive Vice President, General Counsel, and Corporate Secretary of The Scotts Miracle-Gro Company, a manufacturer and distributor of lawn and garden care products located in Marysville, Ohio (“Scotts”). He has served in this capacity at Scotts (and its predecessor companies) since October 2001 and has been with Scotts (as well as its predecessor companies) since 1998. Mr. Aronowitz oversees all legal matters affecting Scotts, both in North America and internationally, as well as community relations and governmental affairs. During his time at Scotts and its predecessor companies, Mr. Aronowitz has served as Senior Vice President, Assistant General Counsel, and Assistant Secretary from February 2000 to October 2001 and Vice President, Assistant General Counsel from 1998 to 2000. Mr. Aronowitz has a Bachelor of Arts degree from Haverford College and a Juris Doctorate from The Yale Law School. Mr. Aronowitz is a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board of Trustees.

Biographies of Our Executive Officers

Michael P. Glimcher, President and Chief Executive Officer. Biographical information regarding Mr. Michael P. Glimcher is set forth in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers - Biographies of Our Trustees & Trustee Nominees.”

George A. Schmidt, 59, is currently Executive Vice President and Chief Investment Officer of the Company. Mr. Schmidt has served as Executive Vice President since March 1999 and served as General Counsel and Secretary of the Company from May 1996 to January 31, 2007. He served as Senior Vice President of the Company from September 1996 until his promotion to Executive Vice President of the Company. Mr. Schmidt also served as a Class II Trustee of the Company from May 1999 to May 2005. Mr. Schmidt assumed his current duties on January 1, 2007 in which he oversees all strategic corporate investment activities for the Company, including new development, redevelopment, acquisitions, and divestitures. Mr. Schmidt has over 25 years of experience in the practice of commercial real estate law, including six years as Assistant General Counsel of DeBartolo Realty Corporation, a then listed real estate investment trust on the NYSE (“DeBartolo”), prior to joining the Company in May 1996. Mr. Schmidt has a Bachelor of Arts degree from Cornell University, a Master of Business Administration from Ohio University, and a Juris Doctorate from Case Western Reserve University. Mr. Schmidt is a member of the American, Ohio, Texas, and Columbus (OH) Bar Associations and is a member of ICSC and NAREIT. Mr. Schmidt has been a lecturer on shopping center leasing, legal, development, and corporate governance issues for the American Bar Association, ICSC, and Ohio University. Mr. Schmidt is a member of the Company’s Disclosure Committee.

Marshall A. Loeb, 44, has been Executive Vice President and Chief Operating Officer since joining the Company in May 2005. Mr. Loeb provides global direction in all operational areas of the Company. Prior to joining the Company, Mr. Loeb served as Chief Financial Officer of Parkway Properties, Inc. (“Parkway”), a self-administered real estate investment trust listed on the NYSE that specializes in owning and operating office properties, from November 2000 to May 2005. Prior to his employment with Parkway, Mr. Loeb was Senior Vice President/Western Regional Director for Eastgroup Properties, Inc., a self-administered real estate investment trust listed on the NYSE that focuses on owning and operating industrial properties, from August 1991 to April 2000. Mr. Loeb holds a Master of Business Administration from the Harvard School of Business Administration. He also holds a Bachelor of Science and Master of Tax Accounting degree from the University of Alabama. Mr. Loeb is a member of ICSC and NAREIT. Mr. Loeb is a member of the Company’s Disclosure Committee.

Mark E. Yale, 41, is currently Executive Vice President, Chief Financial Officer, and Treasurer of the Company. Mr. Yale served as Senior Vice President and Chief Financial Officer from August 2004 to May 2005. Mr. Yale was elected Treasurer of the Company in May 2005 and promoted to Executive Vice President on May 5, 2006. Prior to joining the Company, Mr. Yale served as Senior Vice President - Financial Reporting at Storage USA, Inc. (“Storage”), a self-administered real estate investment trust listed on the NYSE that specialized in owning and operating private storage facilities, from 1998 to May 2002 and as Manager of Finance for Storage from May 2002 to August 2004 when it became a division of the General Electric Company. Prior to joining Storage, he was a senior manager with Coopers & Lybrand L.L.P. (a predecessor firm to PricewaterhouseCoopers LLP) from 1987 to 1998. Mr. Yale has a Bachelor of Science in Business Administration from the University of Richmond and is an inactive Certified Public Accountant. Mr. Yale is a member of the American Institute of Certified Public Accountants, ICSC, and NAREIT. Mr. Yale is a member of the Company’s Disclosure Committee.

Kim A. Rieck, 54, has served as Senior Vice President, General Counsel and Secretary since joining the Company on February 1, 2007. Mr. Rieck oversees all legal, compliance, and governance matters for the Company. Prior to joining the Company, Mr. Rieck was of counsel with the international law firm of Squire, Sanders & Dempsey L.L.P. (“Squire”) from 1999 to 2007 practicing in the area of commercial real estate law and finance.  Prior to joining Squire, he served as Senior Vice President, General Counsel and Secretary of DeBartolo from 1993 to 1996. Mr. Rieck received his Bachelor of Arts degree from Case Western Reserve University and his Juris Doctorate from The Ohio State University College of Law. Mr. Rieck is a member of the Company’s Disclosure Committee.

Thomas J. Drought, Jr., 45, has been Senior Vice President, Director of Leasing since January 1, 2002. For the past nine years, Mr. Drought has served in various leasing positions with the Company, including Regional Leasing Director and Vice President of Leasing. Prior to joining the Company, Mr. Drought spent nine years with L & H Real Estate Group (formerly Landau & Heyman Ltd.) that aligned with Jones Lang LaSalle in 2004. He has more than 20 years of extensive real estate leasing experience. Mr. Drought holds the designation of Certified Leasing Specialist from ICSC. Mr. Drought is responsible for directing and overseeing leasing of the Company’s entire portfolio of properties.

Kenneth D. Cannon, 63, is currently the Company’s Senior Vice President, Development. Mr. Cannon joined the Company in January 2004 as Vice President, Development with overall responsibility for implementing the Company’s development and redevelopment programs for its portfolio of regional and super-regional malls. He was promoted to Senior Vice President, Development on April 1, 2005. Prior to joining the Company, Mr. Cannon was a partner with The Pyramid Companies, a real estate developer specializing in retail properties, from 1986 to 1993, with responsibilities for new project development, and from June 1999 to December 2003, during which time his responsibilities included obtaining new department store commitments. From 1996 to 1999, he was the owner and founder of KLM Developers, LLC, a comprehensive development and construction services firm operating primarily in the mid-Atlantic area. From 1993 to 1996, he held the position of Senior Vice President, Development with Hydra-Co Enterprises, Inc. (“Hydra”), a then subsidiary of the Niagara Mohawk Power Corporation of Syracuse, New York. Prior to serving with Hydra, Mr. Cannon held positions with Tidewater, Inc. and with Texaco, Inc. Mr. Cannon is a member of ICSC. Mr. Cannon holds a Bachelor of Science degree in Business and Juris Doctorate from the University of Kansas.

CORPORATE GOVERNANCE

Corporate Governance Policies & Procedures

The Board of Trustees and two of its committees have adopted certain policies and procedures to guide the Board of Trustees in governing and overseeing the affairs of the Company. Some of the key topics that these polices address include:

• trustee independence	• whistleblower policies
• trustee nominations	• meeting attendance
• review and approval of related party transactions	• communications to the Board of Trustees
• governance of the committees of the Board of Trustees	• codes of ethics

Set forth below is a summary of the important corporate policies and procedures utilized by the Board of Trustees in governing the Company and overseeing its affairs.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Trustees adopted our Corporate Governance Guidelines. The Corporate Governance Guidelines set forth various matters relating to how the Board of Trustees will govern the Company, including, without limitation, trustee qualification standards, trustee responsibilities, trustee compensation, trustee orientation, trustee term limits, trustee continuing education, and the relationship between the Board of Trustees, management, and independent advisors. The Board of Trustees has also adopted a Code of Business Conduct and Ethics that sets forth various policies for Company employees, agents, and representatives to follow in conducting business activities and transactions on our behalf. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.glimcher.com. A copy of the Corporate Governance Guidelines and a copy of the Code of Business Conduct and Ethics are available in print to any shareholder who requests them in writing from the Company’s Secretary at the following address: Glimcher Realty Trust, 150 East Gay Street, Columbus, Ohio 43215.

Code of Ethics for Senior Financial Officers

The Board of Trustees adopted our Code of Ethics for Senior Financial Officers, applicable to the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, and Controller, which is available on the Company’s website at www.glimcher.com. The Code of Ethics for Senior Financial Officers supplements our Code of Business Conduct and Ethics and sets forth specific policies to guide the Company’s Senior Financial Officers in the performance of their duties. A copy of the Code of Ethics for Senior Financial Officers is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address: Glimcher Realty Trust, 150 East Gay Street, Columbus, Ohio 43215.

Policy for the Reporting of Questionable Accounting or Financial Matters

The Audit Committee of the Board of Trustees adopted our Policy for the Reporting of Questionable Accounting or Financial Matters which is available on the Company’s website at www.glimcher.com. A copy of the Policy for the Reporting of Questionable Accounting or Financial Matters is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address: Glimcher Realty Trust, 150 East Gay Street, Columbus, Ohio 43215.

Communications Between Shareholders and the Board of Trustees

Shareholders and other interested persons seeking to communicate with the Board of Trustees, including any of the independent members of the Board of Trustees, should submit any communications in writing to the Company’s Secretary at the following address: Glimcher Realty Trust, 150 East Gay Street, Columbus, Ohio 43215. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Company’s Secretary will forward such communication to the full Board of Trustees or to any individual trustee or trustees to whom the communication is directed.

Trustee Nominations

The Nominating and Corporate Governance Committee will consider candidates for the Board of Trustees submitted by shareholders in accordance with: (i) the Bylaws, (ii) the provisions of the Amended and Restated Nominating and Corporate Governance Committee Charter, (iii) the Board of Trustees’ policy for shareholder nominated trustees as set forth below, and (iv) the policies more fully described in the section of this Proxy Statement entitled “General Information - Shareholder Proposals.” Any shareholder wishing to submit a candidate for consideration should send the following information to the Company’s Secretary at the following address: Glimcher Realty Trust, 150 East Gay Street, Columbus, Ohio 43215:

•	Shareholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age, and address of candidate;

•
A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Trustees;

•	A description of any current or past arrangements or understandings between the candidate and the Company or its executive officers or trustees;

•	Other relevant factors or considerations; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board of Trustees.

The Company’s Secretary will promptly forward such materials to the Chairperson of the Nominating and Corporate Governance Committee. The Company’s Secretary also will maintain copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling positions on the Board of Trustees.

The Nominating and Corporate Governance Committee will consider shareholder nominated candidates if a vacancy arises or if the Board of Trustees decides to expand its membership and at such other times as the Nominating and Corporate Governance Committee deems necessary or appropriate. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates trustee nominees submitted by shareholders as opposed to some other source.

Minimum Qualifications and Process for Identifying and Evaluating Trustee Nominees

The Company does not set specific criteria for members of the Board of Trustees of the Company except to the extent required by our Bylaws or to meet applicable legal, regulatory, and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the Securities and Exchange Commission (“SEC”), as applicable. Nominees for trustee will be selected in accordance with the criteria set forth in our Bylaws and Corporate Governance Guidelines and on the basis of various other factors and criteria which the Board of Trustees deem relevant, including, without limitation, the achievement in their personal careers; experience serving on corporate boards, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to performing the duties incumbent upon members of the Board of Trustees. While the selection of qualified trustees is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee should believe that each nominee for trustee would have the capacity, if chosen to serve on the Board of Trustees, to have a basic understanding of: (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative position of the Company and its business segments in relation to its competitors.

When nominating a sitting trustee for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the trustee’s performance on the Board of Trustees and the trustee’s qualifications in respect of the foregoing. Under the Corporate Governance Guidelines, any trustee who has served on the Board of Trustees for twenty (20) consecutive years or has reached the age of seventy-five (75) shall not be eligible for nomination for re-election to the Board of Trustees except for (i) the current Chairman of the Board of Trustees (in recognition of his status as founder of the Company) or (ii) any trustee who, based upon the recommendation of the Chief Executive Officer or a Nominating and Corporate Governance Committee member, as approved by the Nominating and Corporate Governance Committee, is regarded as a resource of high value to the Board of Trustees.

The Nominating and Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent trustees, shareholders, Company management, and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Trustees. If a vacancy arises or the Board of Trustees decides to expand its membership, the Nominating and Corporate Governance Committee will ask each trustee to submit a list of potential candidates for consideration. The Nominating and Corporate Governance Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments, and other relevant factors and criteria to determine whether the candidate is potentially qualified to serve on the Board of Trustees. At that time, the Nominating and Corporate Governance Committee also will consider potential nominees submitted by shareholders, if any, in accordance with the Bylaws and the procedures adopted by the Board of Trustees, the Company’s management and, if the Nominating and Corporate Governance Committee deems it necessary, retain an independent third party search firm to provide potential candidates. The Nominating and Corporate Governance Committee will seek to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board of Trustees members, Company management, third party search firms, or other sources.

After completing this process, the Nominating and Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Nominating and Corporate Governance Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Nominating and Corporate Governance Committee Chairperson will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full Nominating and Corporate Governance Committee. All such interviews are held in person and include only the candidate and the Nominating and Corporate Governance Committee members. Based upon interview results and appropriate background checks, the Nominating and Corporate Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board of Trustees.

Policies and Procedures for Reviewing and Approving Related Party Transactions

The Audit Committee of the Board of Trustees has the responsibility for reviewing, approving (or disapproving), or ratifying any Related Party Transaction (this term is defined in the next paragraph). Our policies and procedures that govern the disclosure of Related Party Transactions and the Audit Committee’s process in reviewing and assessing a Related Party Transaction are described in our Code of Business Conduct and Ethics which is available on our website at www.glimcher.com.

Under our Code of Business Conduct and Ethics, we define a “Related Party Transaction” as any business or financial relationship or transaction of any type or proposed business or financial relationship or transaction of any type between the Company (or any of its affiliates) and (i) any employee, trustee, officer or Family Member (this term is defined below) of such personnel, (ii) an entity in which any employee, trustee, officer or Family Member of such personnel has a direct or indirect interest (whether ownership, financial or otherwise), or (iii) any entity that has any business or financial relationship or arrangement with any employee, trustee, officer or Family Member of such personnel. The term “Family Member” is defined in our Code of Business Conduct and Ethics as the spouse, parents, children, siblings, grandparents, grandchildren, nieces and nephews, aunts and uncles, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law of such employee, trustee or officer of the Company, regardless of whether they share the same household. For the avoidance of doubt, any employee, officer or trustee of the Company or Family Member of such personnel who has a position, relationship or arrangement (whether financial or otherwise) with an individual, firm, corporation, partnership, trust or other entity that engages in a business or financial relationship or arrangement with the Company will be deemed to have an indirect interest in such relationship or arrangement.

Neither the Company nor its employees, officers and trustees shall engage in a Related Party Transaction unless the material terms and conditions of the transaction are (i) disclosed to the Audit Committee, (ii) approved in advance by the Audit Committee, and (iii) deemed by the Audit Committee to be no less favorable to the Company and its subsidiaries than the terms and conditions that could have been obtained from unaffiliated parties in an arm’s length transaction. All employees, officers and trustees of the Company who become aware of the existence of any existing, proposed, or potential Related Party Transaction are encouraged to bring that information to the attention of a supervisor, manager, or other appropriate Company personnel.

In reviewing any existing, proposed, or potential Related Party Transaction, the Audit Committee will conduct itself in accordance with all applicable laws and in accordance with our governance documents. The Audit Committee will consider all relevant facts and circumstances to determine whether a Related Party Transaction exists, is proposed, or may occur and whether or not to approve the transaction. The Audit Committee may interview any Company personnel and any other third party that it deems appropriate or necessary to assist it in determining (i) whether there is a Related Party Transaction and (ii) whether to approve the transaction. In connection with any review by the Audit Committee, it shall have access to all documents in the Company’s possession and shall have the authority to request additional documents it deems appropriate or necessary from any employee, trustee, officer, or Family Member of such personnel and any third party. All Company personnel shall cooperate with any document or information requests made by the Audit Committee in connection with its review of a transaction. In connection with the Audit Committee’s review of any existing, proposed, or potential Related Party Transaction, the Audit Committee shall have the authority to engage independent counsel, accounting, or other consultants to advise it as it determines appropriate.

If a Related Party Transaction is approved by the Audit Committee, the Company will disclose the existence and material terms of the transaction in its securities filings if and to the extent required by applicable securities laws. The Audit Committee shall inform the Board of any approval or non-approval of a Related Party Transaction.

The Disclosure Committee

The Disclosure Committee is currently composed of Ms. Janette P. Bobot and five of the Company’s executive officers, Messrs. Michael P. Glimcher, George A. Schmidt, Marshall A. Loeb, Mark E. Yale, and Kim A. Rieck. Ms. Bobot is the Chairperson of the Disclosure Committee and also director of the Company’s department of internal audit. The function of the Disclosure Committee is to ensure the accuracy, completeness, and timeliness of any and all disclosures made to the Company’s shareholders and the investment community as to the Company’s financial condition and results of operations in all material respects. The Disclosure Committee is not a committee of the Board of Trustees. The Disclosure Committee met four (4) times during the fiscal year ended December 31, 2006. The Chief Executive Officer and the Chief Financial Officer have adopted a Disclosure Committee Charter and it is available on our website at www.glimcher.com. The Disclosure Committee Charter sets out the responsibilities, authority, and specific duties of the Disclosure Committee.

Trustee Independence

The Board of Trustees and Nominating and Corporate Governance Committee have determined that Messrs. Aronowitz, Doran, Gross, Overly, and Williams are trustees that meet the independence requirements of the NYSE. The Board of Trustees has made such a determination based on the fact that none of the listed persons have had, or currently have, any material relationship with the Company that would currently impair their independence, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable, or familial relationship.  The independent members of the Board of Trustees (excluding Mr. Philip G. Barach) determined that Mr. Barach no longer satisfied the independence requirements of the NYSE as a result of his having entered into a consulting agreement with the Company on February 22, 2007 that provides for him to perform consulting services upon the expiration of his current term as a Class I Trustee at the Annual Meeting (or such earlier date following his resignation from the Board of Trustees). Despite this development, a majority of the trustees on the Board of Trustees continue to satisfy the independence requirements of the NYSE. Mr. Barach satisfied the independence requirements of the NYSE during fiscal year 2006.

OUR BOARD OF TRUSTEES, ITS COMMITTEES, & THEIR POLICIES

Our Board of Trustees currently has nine members and two vacancies. The persons comprising the Board of Trustees also constitute all of the directors on the Board of Directors of Glimcher Properties Corporation, a wholly-owned subsidiary of the Company. During the Company's fiscal year ended December 31, 2006, the Board of Trustees held four (4) regular quarterly meetings and one special meeting. All of the trustees attended at least 75% of all of the meetings of the Board of Trustees and the committees thereof on which they serve. All members of the Board of Trustees are expected to attend in person the Company’s Annual Meeting and be available to address questions or concerns raised by shareholders. Eight members of the Board of Trustees attended the 2006 Annual Meeting of Shareholders. Additionally, during the Company’s fiscal year ended December 31, 2006, non-management trustees met without management in regularly scheduled executive sessions over which the lead trustee of the independent members of the Board of Trustees presided. Mr. Wayne S. Doran served as lead independent trustee during the 2006 fiscal year. The Board of Trustees has four standing committees: an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and an Executive Compensation Committee. Each committee’s membership and responsibilities are discussed below.

Executive Committee

The members of the Executive Committee are Messrs. Wayne S. Doran, Herbert Glimcher, Michael P. Glimcher, Niles C. Overly, and Alan R. Weiler. Herbert Glimcher is the Chairman of the Executive Committee. The function of the Executive Committee is to generally exercise all the powers of the Board of Trustees except those which are prohibited pursuant to resolutions adopted by the Board of Trustees or which require action by all trustees or independent trustees under applicable law, the provisions of the Bylaws or Declaration of Trust. The Executive Committee did not meet during the fiscal year ended December 31, 2006, but acted by unanimous written consent on one (1) occasion.

Audit Committee

The current members of the Audit Committee are Messrs. David M. Aronowitz, Wayne S. Doran, and Niles C. Overly. Mr. Overly is the Chairman of the Audit Committee. Each member of the Audit Committee qualifies as an “independent” trustee under the listing standards of the NYSE and the rules promulgated by the SEC. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The function of the Audit Committee is to: (i) appoint and replace the Company’s independent registered public accounting firm, (ii) review with the independent registered public accounting firm the audit plans and results of the audit engagement, (iii) approve professional services provided by the independent registered public accounting firm, (iv) review the qualifications and independence of the independent registered public accounting firm, (v) consider the range of audit and non-audit fees, (vi) review the adequacy of the Company’s internal accounting controls, (vii) review and approve any related party transactions, and (viii) investigate reports of ethical and regulatory violations within the Company. The Audit Committee also reviews the results of management’s assessment of internal control over financial reporting set forth in Management’s Report on Internal Control Over Financial Reporting. The Audit Committee met eight (8) times during the fiscal year ended December 31, 2006.

The Board of Trustees has adopted an Audit Committee Charter, a current copy of which is available on our website at www.glimcher.com. A copy of the Audit Committee Charter is also available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address: Glimcher Realty Trust, 150 East Gay Street, Columbus, Ohio 43215. The Audit Committee Charter sets forth the responsibilities, authority, and specific duties of the Audit Committee as well as the structure and membership requirements of the Audit Committee, the relationship of the Audit Committee to the Company’s independent registered public accounting firm, the Company’s internal audit department, and Company management. The federal securities laws require the Audit Committee to make certain statements regarding their review of the Company’s financial statements and their discussions with the Company’s independent registered public accounting firm about those statements. These statements appear in the section of this Proxy Statement entitled “Audit Committee Statements.”

Audit Committee Financial Expert

The Board of Trustees has determined that Mr. Niles C. Overly is qualified to serve as an Audit Committee Financial Expert in accordance with the independence and experience requirements of the NYSE, the Exchange Act, and other applicable laws, including the Sarbanes-Oxley Act of 2002.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Wayne S. Doran, David M. Aronowitz, Howard Gross, and William S. Williams. Mr. Doran is the Chairman of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as an “independent” trustee under the listing standards of the NYSE. The function of the Nominating and Corporate Governance Committee is to: (i) identify individuals qualified to be members of the Board of Trustees, (ii) propose to the Board of Trustees nominees for election at the next annual meeting of the Company’s shareholders, (iii) recommend to the Board of Trustees any modifications or enhancements to the Corporate Governance Guidelines, and (iv) recommend to the Board of Trustees the trustee nominees for each committee of the Board of Trustees and for the Chairperson of each such committee. The Nominating and Corporate Governance Committee met four (4) times during the fiscal year ended December 31, 2006. The Board of Trustees has adopted a written charter for the Nominating and Corporate Governance Committee and it is available on our website at www.glimcher.com. A copy of the Amended and Restated Nominating and Corporate Governance Committee Charter (the “Charter”) is available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address: Glimcher Realty Trust, 150 East Gay Street, Columbus, Ohio 43215. The Charter sets out the responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee.

Executive Compensation Committee

The members of the Executive Compensation Committee are Messrs. Niles C. Overly, Howard Gross, and William S. Williams. Mr. Williams is the Chairman of the Executive Compensation Committee. Each member of the Executive Compensation Committee qualifies as an “independent” trustee under the listing standards of the NYSE. The Board of Trustees has adopted a written charter for the Executive Compensation Committee and it is available on our website at www.glimcher.com. A copy of the Amended and Restated Executive Compensation Committee Charter is also available in print to any shareholder who requests it in writing from the Company’s Secretary at the following address: Glimcher Realty Trust, 150 East Gay Street, Columbus, Ohio 43215. The Amended and Restated Executive Compensation Committee Charter sets out the responsibilities, authority, and specific duties of the Executive Compensation Committee. It also specifies, among other things, the structure and membership requirements of the Executive Compensation Committee, as well as the relationship of the Executive Compensation Committee to any independent compensation consultants and management of the Company. The Executive Compensation Committee met nine (9) times during the fiscal year ended December 31, 2006 and acted by unanimous written consent on three (3) occasions.

The Executive Compensation Committee’s scope of authority includes the following:

(i)
to approve all compensation (including, but not limited to, salary, equity awards, benefits, and perquisites) and hiring matters relating to any individual employed by the Company (including any affiliate) who holds the position of Vice President and higher;

(ii)	to make all decisions relating to the termination of any individual employed by the Company (including any affiliate) who holds the position of Senior Vice President and higher;

(iii)	to review and approve corporate goals and objectives relating to the compensation of the Company’s Chief Executive Officer;

(iv)
to evaluate, review and approve compensation packages for members of the Board of Trustees and, as determined by the Executive Compensation Committee from time to time, salaries for Company personnel who are employed in positions below that of Vice President;

(v)
to retain and terminate any compensation consultant or consulting firm to be used to assist it in the evaluation of compensation matters and to obtain advice and assistance from internal or external legal, accounting, or other advisors;

(vi)
to approve and determine fees and other retention terms for compensation consultants that are hired to assist in investigations into or studies of matters within the Executive Compensation Committee’s responsibilities, and retain, at the Company’s expense, such independent counsel and other advisors as it deems necessary for such purposes; and

(vii)
to perform such duties and responsibilities as may be assigned to the Executive Compensation Committee under the terms of any of the Company’s management or employee compensation, equity-based or benefit plans, or by the administration committee of such plans.

The Executive Compensation Committee may delegate any of its duties mentioned above to the extent permitted by the Amended and Restated Executive Compensation Committee Charter, the Bylaws, Declaration of Trust, Corporate Governance Guidelines, or applicable law. To the extent permitted, its duties may be delegated to subcommittees of the Executive Compensation Committee or certain officers of the Company. Also, the Executive Compensation Committee may delegate, to Company personnel employed in positions of Senior Vice President and higher, its approval of awards from the Company’s equity compensation plans to persons who hold positions of Vice President and below, provided such delegation does not violate the terms of the Amended and Restated Executive Compensation Committee Charter, Corporate Governance Guidelines, the applicable plan, or any other applicable law or regulation. Furthermore, under the Amended and Restated Executive Compensation Committee Charter, the Executive Compensation Committee is prohibited from delegating to a subcommittee any decision relating to the compensation or evaluation of the Board of Trustees, Chief Executive Officer, the Executive Compensation Committee itself, or any officer of the Company employed as Senior Vice President or higher.

In determining the amount and form of annual compensation for the Company’s executive officers and trustees, the Executive Compensation Committee uses annual performance reviews and guidance from a compensation consultant. Below is a discussion of how the Executive Compensation Committee uses information from each of these sources to make its determinations.

Performance Reviews

The annual performance evaluations of the Company’s Senior Vice Presidents and higher are performed by the Company’s Chief Executive Officer and the Executive Compensation Committee conducts its own annual evaluation of the Chief Executive Officer's performance. Each of the senior executive officers, including the Chief Executive Officer, are assessed on the basis of the Company’s annual operating results, individual objectives, and leadership skills. At the beginning of the year, the Chief Executive Officer approves the individual goals and objectives of the Company’s Senior Vice Presidents and above and the Chief Executive Officer discusses his own goals and objectives with the Executive Compensation Committee. The goals and objectives of the senior executive officers, including the Chief Executive Officer, may be revised throughout the year in order to make necessary adjustments based upon changing business conditions and unforeseen events.

As part of their annual performance evaluations, each senior executive officer, including the Chief Executive Officer, completes a self-assessment and participates in a formal evaluation of the goals and objectives established by the officer at the beginning of the year. The Executive Compensation Committee makes determinations pertaining to salary adjustments, equity awards, and annual performance bonuses for senior executives based, in part, on the Chief Executive Officer’s evaluation of the performance of Senior Vice Presidents and above. The Executive Compensation Committee uses its own evaluations to determine the annual salary adjustments, equity awards, and annual performance bonus for the Chief Executive Officer.

Compensation Consultant

The Executive Compensation Committee engaged Hewitt Associates, LLC, a global executive compensation consulting firm (“Hewitt”), to assist it in making compensation determinations with respect to the Company’s senior executive officers and trustees as well as structuring the Company’s executive compensation programs and plans. The scope of Hewitt’s duties primarily include providing the following to the Executive Compensation Committee:

(i)
data and guidance that the Executive Compensation Committee may use to make decisions that are consistent with the Company’s business strategy, compensation philosophy, prevailing market practices, relevant legal and regulatory mandates, and shareholder interests;

(ii)
equity and non-equity incentive compensation plan design and advice for both annual and various long-term incentive compensation plan structures that will meet the Company’s objectives and competitive market best practice philosophies;

(iii)
competitive market compensation studies to be used in determining base salary, bonus, long-term incentive awards, and periodic reviews of other elements of compensation for the Company’s Chief Executive Officer and other senior executive officers; and

(iv)	data and guidance about best practice philosophies, competitive market compensation studies, and competitive pay levels with respect to trustee compensation.

In addition to the information obtained from our annual performance reviews and existing salary data within our industry, the Executive Compensation Committee also uses compensation studies compiled by Hewitt to make its determinations on executive and trustee compensation.

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee currently consists of Messrs. Niles C. Overly, Howard Gross, and William S. Williams. Mr. Philip G. Barach also served on the Executive Compensation Committee during fiscal year 2006 through February 21, 2007. On February 22, 2007 (the “Signing Date”), Mr. Philip G. Barach entered into a consulting agreement with the Company. Under the consulting agreement, Mr. Barach will provide consulting services to the Company for a period of one year, to begin the earlier of his resignation from the Board of Trustees or the day his term as a Class I Trustee concludes, for which he will receive a consulting fee of $120,000. Additionally, under the consulting agreement, Mr. Barach shall be reimbursed for all reasonable travel expenses incurred in rendering consulting services to the Company and has been paid $14,000 in reimbursements for expenses incurred, as of the Signing Date, during his tenure on the Board of Trustees.

The Board of Trustees has appointed the Executive Compensation Committee (or a duly authorized subcommittee thereof) to serve as the administrators of the Company’s compensation and option plans. The Executive Compensation Committee is the administrator for the Company’s 1997 Plan, 2004 Plan, and the Amended Plan. As the administrator, the Executive Compensation Committee, determines the number of options and other awards granted to the trustees and employees of the Company under the Amended Plan and, to the extent that awards are granted, the 1997 Plan. None of the current members of the Executive Compensation Committee are or were ever officers and/or employees of the Company or any of its subsidiaries. The Executive Compensation Committee has prepared a Compensation Committee Report. The text of this report can be found in the section of this Proxy Statement entitled “Compensation Committee Report.”

COMPENSATION OF OUR EXECUTIVE OFFICERS & TRUSTEES

Compensation Discussion and Analysis

Introduction

In this section we will explain all of the important elements of compensation for the senior executive officers listed in the tables that follow this section. We will first describe the objectives of our compensation program for those senior executive officers as well as executive compensation generally. We will then explain what our executive compensation program is designed to reward, describe each compensation element for the senior executive officers listed in the tables, and discuss our reasons for choosing to pay the compensation elements that we have discussed. As we discuss each element of compensation in our executive compensation program, we will also discuss:

(i)	how we generally determined the payment amount for that particular element of compensation;

(ii)	how each compensation element and our decision regarding that element fits into our overall objectives for our executive compensation programs; and

(iii)	how decisions about one element of compensation affects, if at all, our decisions regarding other compensation elements.

Throughout this section we will refer to the senior executive officers listed in the tables that follow this section as the “Named Executives.”

Objectives of Our Executive Compensation Program

The goal of our compensation program for our senior executive officers, as well as our executive officers generally, is to provide compensation that is fair and equitable to both the executive officer and our company. We attempt to accomplish this goal by establishing a compensation program for our senior executive officers with the following objectives:

(i)
to provide compensation for performance based upon the person’s contribution to our company, the operational results of the department in our company that the officer is responsible for managing, and the annual financial results of our company;

(ii)
to attract and keep senior executive officers who are important to the success of our company by awarding compensation that is competitive with companies that are comparable to our company in size and operation;

(iii)	to motivate senior executive officers to focus their performance on both the long-term and short-term goals of our company and align their motivations with those of our shareholders; and

(iv)	to encourage senior executive officers to increase their ownership of Common Stock in our company over the course of their employment.

What Our Executive Compensation Program is Designed to Reward

Our executive compensation program is designed to reward the operating performance of our company as well as individual performance.

(i) Company Operating Performance

Our company is a real estate investment trust or REIT that primarily owns, leases, acquires, develops, and operates regional and super regional shopping malls. In order to maintain our REIT status, we must distribute at least 90% of our ordinary taxable income to our shareholders. Therefore, we use funds from operations or FFO as a supplemental measure to net income to measure our operating performance. FFO is the commonly accepted and recognized measure of operating performance for REITs by the real estate industry. FFO is defined by the National Association of Real Estate Investment Trusts or NAREIT as net income (or loss) available to common shareholders (computed in accordance with Generally Accepted Accounting Principles or GAAP), excluding gains or losses from sales of depreciable property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that per share growth in both net income and FFO are important factors in enhancing shareholder value and therefore a component of our executive compensation program is designed to reward growth in our company’s FFO. Although FFO is partly influenced by market forces that are beyond our control, we feel that our senior executive officers, including the Named Executives, have the greatest opportunity to influence growth in this area and therefore we base a part of their total compensation on an evaluation of our company’s annual FFO results.

To fully understand FFO, it is important to note that FFO does include impairment losses for properties held-for-use and held-for-sale. Also, FFO does not represent cash flow from our operating activities in accordance with GAAP and our FFO may not be directly comparable to similarly titled measures reported by other REITs. Moreover, FFO does not represent cash flow from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Other factors that we use to measure our operating performance include occupancy levels at our regional shopping mall properties, property sales, completion or initiation of development or redevelopment projects, and completed joint venture or partnering initiatives. These factors are generally used for individual goals or objectives because they generally are heavily influenced by the actions of a particular senior executive officer, department, or functional area within our company.

(ii) Individual Performance

Our executive compensation program also rewards individual performance. Measuring the performance of a particular executive officer, generally, is done by assessing: (A) the executive’s achievement of predetermined goals and objectives that are linked to our overall corporate operations and goals and (B) the results of the particular department or area within our company that the executive officer is responsible for managing or leading. In assessing individual performance, consideration is also given to the executive officer’s tenure with our company and position in our management structure. Individual goals or objectives of the Named Executives differ for each person, but some examples include: completion of property financing transactions, development of corporate management aides, disposition of held-for-sale assets, and attaining rent or occupancy targets for our permanent tenants and specialty leasing tenants.

The Elements of Compensation Within Our Executive Compensation Program

(i) Base Salary

We provide base salaries for each of the Named Executives and to all of our other executive officers. Their annual salaries are intended to create a minimum level of compensation and designed to achieve each of the four objectives of our executive compensation program by: (A) motivating the executive officer’s long-term and short-term performance, (B) aligning the objectives of the executive officer with those of our shareholders, and (C) providing a salary that is proportionate to the scope of the respective person’s responsibilities and contributions to our company taking into account competitive market compensation paid to similar positions by other companies comparable to our company in size and operation.

Generally, we attempt to target the annual base salaries for our senior executive officers, including the Named Executives, to be competitive with a sample of REITs that we compete with for customers, investors, and executive talent; however, we do not directly tie our compensation decisions at any particular range or level of total compensation paid to senior executives at these companies. On an annual basis, the salaries of our senior executive officers are compared against the base salaries of senior executive officers at REITs comparable to us in size and operation. Based upon this review during 2006, the annual base salaries of our senior executive officers, including the Named Executives, were adjusted which resulted in 2006 base salaries reflecting an average increase of 4% from 2005 levels.

Additionally, individual salaries of senior executive officers may be adjusted during the year on a case-by-case basis because: (A) the individual’s base salary has fallen behind the minimum of the salary range paid to similar positions by other companies comparable to us in size and operation, (B) the individual is at risk of leaving our company or being recruited away, (C) the individual is identified as having high potential within our company, (D) the individual’s job responsibilities have expanded to the point of warranting a title change, or (E) superior individual performance. Generally, in making equity adjustments to the base salaries of our senior executive officers as a group or on an individual basis, consideration is also given as to whether adjustments to equity compensation, bonus compensation, perquisites, and other forms of compensations are warranted. For example, during 2006 our Chief Financial Officer was promoted from Senior Vice President to Executive Vice President and his bonus opportunity under our 2006 Executive Bonus Plan was adjusted from 20% to 30% of base salary and his severance payout was increased from two times (2x) to three times (3x) the base salary amount determined under his Severance Benefits Agreement. Salaries for the Named Executives are reflected in column (c) of the Summary Compensation Table and, generally, account for approximately 47% - 82% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.

(ii) Annual Bonus

The annual bonuses for our senior executive officers are designed to motivate and reward executive performance during the year. Historically, the annual bonus for our senior executive officers is a cash payment that is awarded in March for performance during the previous year. The amount of the bonus payment for our senior executive officers, including the Named Executives, during 2006 is determined based upon the terms and conditions of our 2006 Executive Bonus Plan. The 2006 Executive Bonus Plan is the only bonus plan in which the Named Executives participate. Each year the Executive Compensation Committee determines which senior executive officers will participate in that year’s Executive Bonus Plan and approves the terms and conditions of the respective plan. Actual award payouts under the 2006 Executive Bonus Plan vary amongst the plan participants, including the Named Executives, and are ultimately determined by the Executive Compensation Committee. In making award determinations under the 2006 Executive Bonus Plan, the Executive Compensation Committee has the authority and discretion to take into consideration the impact of unanticipated and extraordinary factors or events that affected the Company or an individual’s performance during the year, such as the dilutive impact of selling particular assets or the accounting treatment for assets that have diminished in value during the year, and the effect of such events on the achievement of certain corporate or individual goals or objectives. This use of discretion by the Executive Compensation Committee is reviewed by our Board of Trustees, which has a majority of independent trustees, in approving compensation determinations by the Executive Compensation Committee.

Under the 2006 Executive Bonus Plan, the final bonus payment amounts are determined based upon an evaluation of a senior executive officer’s individual performance and the Company’s operating performance. Individual performance is measured by the person’s achievement of goals or objectives established at the beginning of the year and the Company’s performance is determined based upon a review and evaluation of our year-end FFO performance. Under the plan, an individual may have between five to eight performance objectives. Therefore, an individual’s bonus payment amount is the sum of two components: (A) the portion of the payment based upon a review and evaluation of our year-end FFO performance (the “FFO Component”) and (B) the portion of the payment based upon the achievement of the individual’s objectives (the “Individual Objectives Component”).

In determining the FFO Component and Individual Objectives Component that comprise a Named Executive’s bonus payment under the 2006 Executive Bonus Plan, the following bonus payout targets must be determined: (A) Target Bonus Payout Amount, (B) FFO Target, and (C) Individual Objectives Target. An individual’s Target Bonus Payout Amount must first be determined. The FFO Target and Individual Objectives Target are percentages of the Target Bonus Payout Amount. The Target Bonus Payout Amount is determined as follows for the Named Executives:

•	Chief Executive Officer: 60% of base salary,
•	Executive Vice Presidents: 30% of base salary, and
•	Senior Vice President: 20% of base salary

A participant’s FFO Target is 70% of their Target Bonus Payout Amount and is used to determine the portion of their bonus payment that is determined following a review and evaluation of our year-end FFO performance (i.e., the FFO Component). A participant’s Individual Objectives Target is 30% of their Target Bonus Payout Amount and is used to determine the portion of their bonus payment that is based upon achievement of individual objectives (i.e., the Individual Objectives Component). The Target Bonus Payout Amount, FFO Target, and Individual Objectives Target do not represent the bonus payment amounts under the plan. The Target Bonus Payout Amount, FFO Target, and Individual Objectives Target for each of the Named Executives are listed in the table below:

Named Executive	Target Bonus Payout Amount	FFO Target	Individual Objectives Target
CEO/President	$298,368	$208,858	$89,510
EVP/Chief Operating Officer	$107,908	$75,536	$32,372
EVP/Chief Financial Officer	$80,160	$56,112	$24,048
EVP/Chief Investment Officer	$91,608	$64,126	$27,482
SVP/Director of Leasing	$56,928	$39,850	$17,078

Under the 2006 Executive Bonus Plan, the FFO Component is determined based upon a review and evaluation of our year-end FFO performance and is evaluated at: (A) minimum, (B) moderate, (C) target, and (D) excellence. The Individual Objectives Component is determined based upon the achievement of individual objectives and is graded at: (A) threshold, (B) target, and (C) excellence. The table below illustrates how the components of a bonus payment under the 2006 Executive Bonus Plan are determined for achievement at the various levels:

Bonus Payment Component	Minimum	Moderate	Target	Excellence
FFO Component	50% of FFO Target	75% of FFO Target	100% of FFO Target	150% of FFO Target

	Threshold	Target	Excellence
Individual Objectives Component (measured on a per objective basis and aggregated)	75% of the Individual Objectives Target	100% of the Individual Objectives Target	125% of the Individual Objectives Target

The bonus payout award under the 2006 Executive Bonus Plan, for each of the Named Executives, is reflected in column (f) of the Summary Compensation Table and is the sum of the Named Executive’s Individual Objectives Component and the FFO Component. The bonus payment amount under the 2006 Executive Bonus Plan, generally, accounts for approximately 7% - 13% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.

(iii) Equity Compensation

We make annual grants of stock options and restricted Common Stock to our senior executive officers, including the Named Executives, as part of their compensation arrangement. Stock option and restricted Common Stock grants are usually made in early March or May. We selected this timing because it enables us to consider the prior year performance of our company and senior management as well as our expectations of the individual and our company for the coming year. The Executive Compensation Committee’s schedule is determined several months in advance and the proximity of any awards to public announcements or other market events relating to our company is purely coincidental. Similar to other elements of compensation, we believe that the issuance of stock options and restricted Common Stock to senior executive officers furthers the objectives of our compensation program, particularly our desire to motivate senior executive officers to focus their performance on both the long-term and short-term goals of our company and align their motivations to those of shareholders. Unlike annual bonus determinations, the size of an individual’s equity awards is not primarily based upon the achievement of predetermined performance goals by our company or individual performance goals, but rather is the product of the Executive Compensation Committee’s:

(A)	consideration of the anticipated performance of the individual and our company in the coming year;

(B)	review of historical award amounts for the respective management position;

(C)	overall review and assessment of our company’s performance in the most recently completed year;

(D)	review of market data on equity compensation at REITs comparable to us in size and operation;

(E)	desire to provide executive compensation that is competitive with companies comparable to us in size and operation; and

(F)	consultation with an external advisor.

We do not have formal guidelines or requirements for our senior executive officers as it pertains to stock or equity ownership in our company. Stock option and restricted Common Stock awards vary in size amongst our senior executives, including the Named Executives. Each stock option permits the recipient, generally for a period of ten years, to purchase one share of Common Stock at a price that is determined on the date that the stock option is awarded (i.e., the exercise price). Stock options granted to senior executive officers, including all of the Named Executives, vest and become exercisable in one-third installments over a period of three years beginning on the first anniversary of the grant date. The exercise price for the option awards granted during 2006 was determined by taking the average of the high and low selling price of the Common Stock on the NYSE on the trading day preceding the date on which the stock option was awarded. We grant stock options that are not immediately exercisable to our senior executive officers, including all of the Named Executives, and believe this is an optimal way to motivate them to focus their performance on the long-term goals of our company that will positively affect the value of the Common Share price and consequently the potential value of their option award. Restricted Common Stock awards are grants of Common Stock that have restrictions on the ability of the recipient to sell or transfer the Common Stock for a period of time following the grant date. In terms of outstanding equity awards held by the Named Executives, stock options constitute the majority of those awards because those were traditionally the only type of equity compensation that our company awarded. We began awarding restricted Common Stock in March 2005. We made this change to provide an appropriate incentive vehicle to retain critical executive talent in the organization and to make our incentive awards competitive with equity incentive awards provided by a majority of REITs comparable to us in size and operation.

Similar to stock options, the restricted Common Stock grants that we award to our senior executive officers, including all of the Named Executives, have restrictions that lapse over time. We believe that structuring our Common Stock compensation in this manner will promote the same incentives and objectives of our executive compensation program that we attempt to further with our stock option grants. In 2006, we sought to heighten this incentive by extending the period of time in which restricted Common Stock would fully vest from three years to five years in order to provide a retention incentive for restricted Common Stock recipients that would benefit our Company and shareholders by increasing the time period between the grant date and the vesting of the restricted Common Stock award.

The aggregate cost to us and fair value of our stock option and restricted Common Stock awards is reflected in the tables that follow and is based upon the application of Financial Accounting Standards Board Statement of Financial Accounting Standards 123 (revised 2004) (“FAS 123R”). FAS 123R requires us to measure the cost of an employee’s services rendered to our company in exchange for an equity award. This cost or expense for each Named Executive is listed in columns (d) and (e) of the Summary Compensation Table and represents the portion of awards the Named Executive received during 2006 and in previous years for which we recognized a compensation expense during 2006 for financial statement reporting purposes.

The amount listed in column (d) of the Summary Compensation Table for each Named Executive represents the aggregate FAS 123R cost to us for a certain portion of the restricted Common Stock awards received by those persons during 2006 and 2005. The amount listed in column (e) of the Summary Compensation Table for each Named Executive represents the aggregate FAS 123R cost to us for a certain portion of option awards received by those persons during 2006 and 2005 and, for certain Named Executives, additional awards received during 2004 and 2003. Generally, the compensation cost of stock options and restricted Common Stock awards account for approximately 7% - 36% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table. We have disclosed the grant date fair value under FAS 123R of restricted Common Stock and option awards that the Named Executives received in 2006 in column (j) of the table entitled Grants of Plan Based Awards for 2006.

Lastly, we recently adopted our 2007 Long Term Incentive Plan for Senior Executives (“LTIP”) under which senior executives, including the Named Executives, can qualify to receive performance share awards if we achieve certain results in our total shareholder return (“TSR”) over a three year period ending in 2009 and timely pay our quarterly dividends on the Common Shares during that three year period at dividend rates no lower than those paid during fiscal year 2006. The performance share allocation made under the LTIP is subject to the dividend requirement being approved at the Annual Meeting by our shareholders as a performance criterion for the performance shares. At the LTIP’s adoption, participating executives did not receive stock options and, generally, received restricted Common Stock at lower amounts than in previous years in consideration of the recipients also receiving an award opportunity with respect to the performance shares. The restricted Common Stock issued will vest over a five-year period in one-third annual installments beginning on the third anniversary of the grant date and each year thereafter until the fifth anniversary of the grant date. The LTIP does not reward performance during 2006 or any other prior year. Therefore, the tables that follow do not reflect awards or payouts pertaining to this plan.

(iv) Retirement & Health Benefits

Our retirement benefits are provided under our Retirement Savings Plan (the “Savings Plan”). The Savings Plan is a qualified deferred compensation plan or 401(k) plan. We match employee, including senior executive, contributions to the Savings Plan. During 2006, the Company matched 50% for the first 6% of salary deferrals that the employee contributed to the Savings Plan. During 2006, for Named Executives who participated, we provided matching contributions under the Savings Plan of $6,300 per person. We do not have a traditional pension plan or supplemental retirement plan. The health benefits that we provide senior executive officers are the same benefits generally available to all of our salaried employees in addition to our senior executive officers and participation is optional.

(v) Perquisites & Other Compensation

We provide our senior executive officers with a limited number of perquisites that we believe are reasonable, competitive, and consistent with our overall philosophy of our executive compensation program to provide compensation arrangements that are comparable with those of our peer companies and that will attract and retain the best leaders for our company. We believe that the perquisites we provide to our senior executive officers can be utilized for Company business as well as personal development and growth. The primary perquisites that we provided to our senior executive officers, including the Named Executives, were: membership fees or dues for civic organizations, commercial associations, clubs, and participation in non-profit organizations, lease payments for supplemental office space, and relocation expenses. The perquisite value (exclusive of matching Savings Plan contributions) included in column (g) of the Summary Compensation Table for Named Executives who received perquisites represents the aggregate incremental cost of the item(s) to us and, generally, does not exceed 11% of the respective Named Executive’s total annual compensation that is reported in the Summary Compensation Table.

(vi) Change in Control Arrangements

The principal goal of our senior executive officers is to build our company into a successful organization that optimizes the investment return for our shareholders. Therefore, we believe that it is important to protect our senior executives in the event of a change in control. Also, it is our belief that providing change in control agreements to our senior executive officers serves one of the chief objectives of our executive compensation program by aligning the motivations and interests of senior management with those of shareholders when change in control offers or transactions are considered. Moreover, we believe that providing change in control benefits and protections to senior executive officers serves to reassure them that they will not lose the benefit of the Company’s future profits if a change in control occurs that they otherwise would have expected to receive in the short term had the change in control not occurred.

All of the Named Executives have change in control arrangements in the form of a Severance Benefits Agreement. Payments under our severance agreements are one-time lump sum payments and also include the continuation of health and other insurance benefits as well as the immediate vesting of all outstanding equity compensation held by the respective Named Executive. We also reimburse the Named Executives for certain taxes imposed as a result of the payment and receipt of severance benefits. All of the severance arrangements for the Named Executives occur following a single event, a change in the control of our company. We believe that establishing a single event for payment of benefits under our severance arrangements is consistent with achieving the objective stated above as well as furthering our overall compensation philosophy. Potential severance payments and arrangements for the Named Executives are discussed in greater detail in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control.”

Market Comparisons & Benchmarking for Executive Compensation

The results of our company’s operating performance as well as individual performance are chiefly what our executive compensation program is designed to reward through the payment of salary, performance bonuses, equity awards, perquisites, and other benefits. Our Executive Compensation Committee attempts to set base salary and other award and benefit amounts at levels that are consistent with our overall compensation philosophy, objectives, and that are competitive with companies that are comparable to our company in size and operation. In determining executive compensation levels for 2006, the Executive Compensation Committee used its own review of executive compensation programs at REITs with operations similar to ours as well as data received from Hewitt. The data collected revealed that the 2005 salary compensation for our senior executive officers, including the Named Executives, was generally at the median level for companies within the 25th percentile of our peer group. The data also revealed that bonus opportunities for our senior executives were approximately half of prevailing market levels, so the Executive Compensation Committee changed the Executive Bonus Plan utilized in prior years by restructuring an executive’s bonus target under the plan to include bonus opportunities for individual achievement (30%) and corporate achievement (70%) instead of basing the bonus opportunity solely on corporate achievement. This restructuring is likely to increase an executive’s compensation under the Executive Bonus Plan. The peer group selected by the Executive Compensation Committee consisted of twenty-four companies comprised primarily of: (A) publicly held REITs operating in the retail shopping mall sector, (B) retail shopping REITs operating outside of the mall sector that are comparable to our company in size, and (C) REITs that compete with us for investment capital and executive talent. Below is a list of the companies that comprised the peer group:

• Acadia Realty Trust	• Arden Realty, Inc.*	• BRE Properties, Inc.	• CBL & Associates Properties, Inc.
• Colonial Properties Trust	• Crescent Real Estate Equities Company	• Developers Diversified Realty Corporation	• Equity One, Inc.
• Federal Realty Investment Trust	• General Growth Properties, Inc.	• Heritage Property Investment Trust, Inc.*	• Kimco Realty Corp.
• The Macerich Company	• The Mills Corporation	• New Plan Excel Realty Trust, Inc.	• Pan Pacific Retail Properties, Inc.*
• Pennsylvania Real Estate Investment Trust	• Ramco-Gershenson Properties Trust	• Regency Centers Corp.	• Simon Property Group, Inc.
• Tanger Factory Outlet Centers, Inc.	• Taubman Centers, Inc.	• United Dominion Realty Trust, Inc.	• Weingarten Realty Investors

*company acquired during 2006.

Tax & Accounting Implications on Executive Compensation

Section 162(m) of the Code imposes a $1,000,000 limit on a publicly traded company’s federal income tax deduction for non-performance based compensation paid during a tax year to persons who are covered by Section 162(m). It is the responsibility of the Executive Compensation Committee to address the issues raised by Section 162(m) with respect to the compensation paid to the Named Executives. At this time, it is not anticipated that any such non-deductible compensation will be material to the Company’s financial statements. The committee will continue to monitor the tax implications of executive compensation on the Company’s financial statements and will take appropriate action as warranted.

Summary Compensation Table & Other Supporting Tables

The following tables sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for its Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers who were serving as executive officers at the end of 2006, and one other former executive officer for whom disclosure is also required (collectively, the “Named Executives”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock awards(1) ($)	Option awards(2) ($)	Non-equity incentive plan compensation(3) ($)	All other compensation ($)	Total(4) ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael P. Glimcher President and Chief Executive Officer	2006	$497,280	$285,833	$96,924	$132,800(5)	$33,100(6)	$1,045,937
Mark E. Yale Executive Vice President, Chief Financial Officer, and Treasurer	2006	$267,200	$70,682	$20,413	$36,900(5)	$6,300(7), (8)	$401,495
Marshall A. Loeb Executive Vice President and Chief Operating Officer	2006	$359,692	$97,718	$13,637	$52,900(5)	$6,300(7), (8)	$530,247
George A. Schmidt Executive Vice President and Chief Investment Officer	2006	$305,360	$98,468	$36,397	$39,400(5)	$0(7)	$479,625
Thomas J. Drought, Jr. Senior Vice President, Director of Leasing	2006	$284,641	$11,599	$18,183	$26,000(5)	$6,300(7), (8)	$346,723
Robert F. Beffa Senior Vice President, Development and Construction(10)	2006	$334,000	$23,695	$6,417	$0	$44,345(9)	$408,457

(1)
The value represented for each Named Executive is the aggregate compensation expense for such person’s restricted Common Stock awards recognized by our company during 2006, which include awards granted prior to 2006, for financial statement reporting purposes as computed in accordance with FAS 123R. The method used in determining the listed valuations is provided in Part III of the Company’s Form 10-K for the fiscal year ended December 31, 2006 in Item 15 entitled Exhibits and Financial Statement Schedules in note 14 of the notes to consolidated financial statements.

(2)
The value represented for each Named Executive is the aggregate compensation expense for such person’s stock options awards recognized by our company during 2006, which include awards granted prior to 2006, for financial statement reporting purposes as computed in accordance with FAS 123R. The assumptions used in determining the listed valuations are provided in Part III of the Company’s Form 10-K for the fiscal year ended December 31, 2006 in Item 15 entitled Exhibits and Financial Statement Schedules in note 15 of the notes to consolidated financial statements.

(3)	The amounts represent cash awards granted to the respective Named Executive pursuant to the terms of our 2006 Executive Bonus Plan.

(4)	For each respective Named Executive, the amount listed represents the aggregate total of the amounts listed in columns (c) through (g).

(5)
Represents the aggregate total of the respective Named Executive’s FFO Target and Individual Objectives Target. Each individual received 25% of their respective FFO Target and between 85%-105% of their respective Individual Objectives Target. Actual awards are stated to the nearest hundredth.

(6)
The amount listed represents: (i) a matching contribution of $6,300 made or credited by the Company for fiscal year 2006 under the Savings Plan and (ii) the aggregate incremental cost to the Company of providing reimbursement of dues for a membership in a commercial association ($2,500), membership dues for a three year club membership ($7,000), and membership dues and related expenses for participation in civic associations ($17,300). The methodology used by the Company to determine the aggregate incremental cost for the expenditures listed in (ii) was the actual invoice cost.

(7)	The total value of all perquisites and other personal benefits received by the respective Named Executive during the fiscal year ended December 31, 2006 was less than $10,000.

(8)	The amount listed represents a matching contribution of $6,300 made or credited by the Company for fiscal year 2006 under the Savings Plan.

(9)
The amount listed represents: (i) the aggregate incremental cost to the Company for relocation expenses of $28,093 paid to Mr. Beffa in connection with his resignation and (ii) the aggregate incremental cost to the Company of $16,252 to lease supplemental office space for use by Mr. Beffa. The methodology used by the Company to determine the aggregate incremental cost for the expenditures listed in (i) and (ii) was the actual invoice cost.

(10)	Mr. Beffa resigned from the Company effective December 31, 2006. Mr. Beffa forfeited 25,000 stock options and 8,334 restricted Common Shares in connection with his resignation.

The Summary Compensation Table above reflects for each Named Executive the payments for 2006 of the primary elements of executive compensation that we discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

As indicated earlier, salary is the element of compensation that comprises the majority of each Named Executive’s total compensation. With respect to restricted Common Stock and option awards, the values listed in columns (d) and (e) represent the aggregate compensation expense that we incurred in 2006 for each person’s respective award(s). The dollar amounts listed in column (d) pertain to restricted Common Stock awards and represent the aggregate value of a pro rata portion of the total award received by the Named Executive during 2005 and 2006 multiplied by the intrinsic value assigned that portion of the respective award under FAS 123R. These intrinsic values ranged from $23.70 to $25.22 per Common Share. With respect to the option awards, the dollar amounts listed for each Named Executive represent the aggregate value of option awards that vested during 2006 and were assigned values for each vested portion under FAS 123R (using the Black-Scholes option pricing model). These values ranged from $0.44 to $1.43 per option.

As for bonus awards under our 2006 Executive Bonus Plan, all of the Named Executives achieved between Target and Excellence on their respective performance evaluations and were eligible to receive between 85%-105% of their respective Individual Objectives Target. As for the FFO Component of the bonus payment under the 2006 Executive Bonus Plan, it was determined that the minimum FFO target under the 2006 Executive Bonus Plan was not achieved; however, the Executive Compensation Committee conducted an evaluation of our year-end FFO performance and took into consideration the impact of extraordinary one-time events that adversely affected our year-end FFO results despite significant individual achievement by the Named Executives. Based upon this evaluation and in light of the individual performance of the Named Executives, the Executive Compensation Committee decided to authorize a payment under the FFO Component of the 2006 Executive Bonus Plan that amounted to 25% of each Named Executive’s FFO Target.

GRANTS OF PLAN-BASED AWARDS
FOR 2006

The following table sets forth certain information concerning grants of cash and non-cash awards made to each of the Named Executives under the Company’s equity and non-equity compensation plans during the fiscal year ended December 31, 2006. None of the Named Executives have transferred any of the awards that they received during the fiscal year ended December 31, 2006.

		Estimated possible payouts under non-equity incentive plan awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)(2)	All other option awards: Number of securities under- lying options (#)(2)	Exercise or base price of option awards ($/Sh)(3)	Grant date closing market price of securities underlying option awards	Grant date fair value of stock and option awards(4)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael P. Glimcher	5/5/2006	$13,426	$298,368	$425,174	25,000	75,000	$25.22	$26.10	Stock - $652,500 Options - $76,500
Mark E. Yale	5/5/2006	$2,576	$80,160	$114,228	8,333	25,000	$25.22	$26.10	Stock - $217,491 Options - $25,500
Marshall A. Loeb	5/5/2006	$3,035	$107,908	$153,769	8,333	25,000	$25.22	$26.10	Stock - $217,491 Options - $25,500
George A. Schmidt	5/5/2006	$2,576	$91,608	$130,541	8,333	25,000	$25.22	$26.10	Stock - $217,491 Options - $25,500
Thomas J. Drought, Jr.	5/5/2006	$2,562	$56,928	$81,122	3,333	10,000	$25.22	$26.10	Stock - $86,991 Options - $10,200
Robert F. Beffa	5/5/2006	$0(5)	$0(5)	$0(5)	5,000(6)	15,000(7)	$25.22	$26.10	Stock - $130,500 Options - $15,300

(1)
Amounts represent possible cash payouts to the respective Named Executive pursuant to the terms of our 2006 Executive Bonus Plan. Actual payouts under the 2006 Executive Bonus Plan are reported in column (f) of the Summary Compensation Table.

(2)	Amounts represent stock option or restricted Common Stock grants from the 2004 Plan to the listed Named Executive.

(3)
The exercise price for the option awards granted was determined by taking the average of the high and low selling price of the Common Stock on the NYSE on the trading day preceding the date on which the stock option was awarded.

(4)	The value represented is the grant date fair value of the restricted Common Stock and stock options awarded to the respective Named Executive computed in accordance with FAS 123R.

(5)	Mr. Beffa became ineligible for a bonus payout under the 2006 Executive Bonus Plan upon his resignation from the Company as its Senior Vice President, Development and Construction.

(6)	The Common Shares represented by this award were forfeited by Mr. Beffa in connection with his resignation from the Company as its Senior Vice President, Development and Construction.

(7)	The stock options represented by this award were forfeited by Mr. Beffa in connection with his resignation from the Company as its Senior Vice President, Development and Construction.

The disclosures contained in the two preceding tables represent both cash and equity compensation. Each Named Executive’s cash compensation is comprised of annual salary and an annual bonus payment from our 2006 Executive Bonus Plan. Generally, a Named Executive’s aggregate salary and bonus amounts account for approximately 59%-89% of the individual’s total compensation. Restricted Common Stock and option awards were made from our 2004 Plan. The 2004 Plan is our equity compensation plan from which we issue our stock options and restricted Common Stock. All of the Named Executives receive regular dividends on the restricted Common Stock during 2006 at the same dividend rate as all other common shareholders.

The restricted Common Stock and stock option grants have service-based conditions related to their vesting in that the stock options become exercisable and the restrictions on the Common Shares lapse over a predetermined period of time, provided the Named Executive remains employed by our company. The stock options awarded to each of the Named Executives are exercisable in three equal annual installments beginning one year after the grant date. The restrictions on the Common Stock awards received by each of the Named Executives lapse in three equal annual installments over a period of five years beginning on the third anniversary of the grant date. Restricted Common Stock and unexercisable stock options have forfeiture provisions that are triggered if the Named Executive is no longer employed with our company.

The range of payments listed in columns (c) through (e) in the Grants of Plan Based Awards for 2006 table for each of the Named Executives represents the estimated possible bonus payment amounts under the 2006 Executive Bonus Plan that a respective Named Executive would be eligible for under the following circumstances:

Threshold*	The Company’s FFO performance is evaluated at the minimum level and the individual obtains threshold achievement on only one individual objective.
Target	The Company’s FFO performance is evaluated at target and the individual obtains target achievement on all individual objectives.
Maximum	The Company’s FFO performance is evaluated as excellent and the individual achieves excellence on all individual objectives.
*Under the 2006 Executive Bonus Plan, the Named Executives had the following number of individuals objectives: A) CEO and SVP-Leasing - 5 objectives apiece, B) CFO - 7 objectives, C) COO - 8 objectives, and D) CIO - 8 objectives.

OUTSTANDING EQUITY AWARDS AT
FISCAL YEAR-END 2006

The following table sets forth certain information, on an award-by-award basis, concerning unexercised options to purchase Common Shares and unvested restricted Common Stock that are held by each Named Executive and outstanding as of December 31, 2006. None of the Named Executives have transferred any of the awards that are reported in the table below.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Michael P. Glimcher Awards May 29, 1998 Award March 5, 2002 Award March 11, 2003 Award March 12, 2004 Award May 10, 2004 Award March 9, 2005 Award March 31, 2005 Award May 5, 2006 Award	30,000 25,000 75,000 65,323 18,010 25,000 N/A 0	0 0 0 32,662(1) 9,005(1) 50,000(1) N/A 75,000(1)	$20.50 $17.61 $18.93 $26.69 $19.56 $25.67 N/A $25.22	May 28, 2008 March 4, 2012 March 10, 2013 March 11, 2014 May 9, 2014 March 8, 2015 N/A May 4, 2016	N/A N/A N/A N/A N/A N/A 16,667(1) 25,000(1)	N/A N/A N/A N/A N/A N/A $445,176(2) $667,750(2)
Mark E. Yale Awards September 8, 2004 Award March 9, 2005 Award May 6, 2005 Award May 5, 2006 Award	13,333 5,000 N/A 0	6,667(3) 10,000(3) N/A 25,000(3)	$25.61 $25.67 N/A $25.22	September 7, 2014 March 8, 2015 N/A May 4, 2016	N/A N/A 3,334(3) 8,333(3)	N/A N/A $89,051(2) $222,574(2)
Marshall A. Loeb Awards May 16, 2005 Award May 5, 2006 Award	8,333 0	16,667(4) 25,000(4)	$24.74 $25.22	May 15, 2015 May 4, 2016	5,556(4) 8,333(4)	$148,401(2) $222,574 (2)

(1)
The vesting dates for Mr. Glimcher’s unexercisable stock options and unvested restricted Common Stock are as follows: (i) for the March 12, 2004 Award - March 12, 2007, (ii) for the May 10, 2004 Award - May 10, 2007, (iii) for the March 9, 2005 Award - March 9, 2007 and March 9, 2008, (iv) for the March 31, 2005 Award - March 31, 2007 and March 31, 2008, (v) for the May 5, 2006 Award (options) - May 5, 2007, May 5, 2008, and May 5, 2009, and (vi) for the May 5, 2006 Award (stock) - May 5, 2009, May 5, 2010, and May 5, 2011.

(2)
Amount represents the aggregate market value of the unvested restricted Common Shares held by the respective Named Executive for the particular restricted Common Stock award listed as computed by multiplying the Common Share’s closing market price as listed on the NYSE as of December 29, 2006 of $26.71 by the number of unvested restricted Common Shares listed in the adjacent column for the particular award.

(3)
The vesting dates for Mr. Yale’s unexercisable stock options and unvested restricted Common Stock are as follows: (i) for the September 8, 2004 Award - September 8, 2007, (ii) for the March 9, 2005 Award - March 9, 2007 and March 9, 2008, (iii) for the May 6, 2005 Award - May 6, 2007 and May 6, 2008, (iv) for the May 5, 2006 Award (options) - May 5, 2007, May 5, 2008, and May 5, 2009, and (v) for the May 5, 2006 Award (stock) - May 5, 2009, May 5, 2010, and May 5, 2011.

(4)
The vesting dates for Mr. Loeb’s unexercisable stock options and unvested restricted Common Stock are as follows: (i) for the May 16, 2005 Award (stock and options) - May 16, 2007 and May 16, 2008, (ii) for the May 5, 2006 Award (options) - May 5, 2007, May 5, 2008, and May 5, 2009, and (iii) for the May 5, 2006 Award (stock) - May 5, 2009, May 5, 2010, and May 5, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006 (cont’d)

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
George A. Schmidt Awards May 29, 1998 Award March 7, 2001 Award March 5, 2002 Award March 11, 2003 Award March 12, 2004 Award May 10, 2004 Award March 9, 2005 Award May 6, 2005 Award May 5, 2006 Award	20,000 34,647 30,000 50,000 26,129 7,204 8,334 N/A 0	0 0 0 0 13,065(5) 3,602(5) 16,666(5) N/A 25,000(5)	$20.50 $14.75 $17.61 $18.93 $26.69 $19.56 $25.67 N/A $25.22	May 28, 2008 March 6, 2011 March 4, 2012 March 10, 2013 March 11, 2014 May 9, 2014 March 8, 2015 N/A May 4, 2016	N/A N/A N/A N/A N/A N/A N/A 5,556(5) 8,333(5)	N/A N/A N/A N/A N/A N/A N/A $148,401(2) $222,574(2)
Thomas J. Drought, Jr. Awards March 9, 2000 Award March 11, 2003 Award March 12, 2004 Award May 10, 2004 Award March 9, 2005 Award May 5, 2006 Award	1,534 13,333 10,452 2,881 6,666 0	0 0 5,226(6) 1,441(6) 13,334(6) 10,000(6)	$12.28 $18.93 $26.69 $19.56 $25.67 $25.22	March 8, 2010 March 10, 2013 March 11, 2014 May 9, 2014 March 8, 2015 May 4, 2016	N/A N/A N/A N/A N/A 3,333(6)	N/A N/A N/A N/A N/A $89,024(2)
Robert F. Beffa Awards August 17, 2005 Award May 5, 2006 Award	0 0	10,000(7) 15,000(7)	$24.80 $25.22	August 16, 2015 May 4, 2016	3,334(8) 5,000(8)	$0(8) $0(8)

(5)
The vesting dates for Mr. Schmidt’s unexercisable stock options and unvested restricted Common Stock are as follows: (i) for the March 12, 2004 Award - March 12, 2007, (ii) for the May 10, 2004 Award - May 10, 2007, (iii) for the March 9, 2005 Award - March 9, 2007 and March 9, 2008, (iv) for the May 6, 2005 Award - May 6, 2007 and May 6, 2008, (v) for the May 5, 2006 Award (options) - May 5, 2007, May 5, 2008, and May 5, 2009, and (vi) for the May 5, 2006 Award (stock) - May 5, 2009, May 5, 2010, and May 5, 2011.

(6)
The vesting dates for Mr. Drought’s unexercisable stock options and unvested restricted Common Stock are as follows: (i) for the March 12, 2004 Award - March 12, 2007, (ii) for the May 10, 2004 Award - May 10, 2007, (iii) for the March 9, 2005 Award - March 9, 2007 and March 9, 2008, (iv) for the May 5, 2006 Award (options) - May 5, 2007, May 5, 2008, and May 5, 2009, and (v) for the May 5, 2006 Award (stock) - May 5, 2009, May 5, 2010, and May 5, 2011.

(7)	Mr. Beffa’s unvested stock options were forfeited in connection with his December 31, 2006 resignation from the Company as its Senior Vice President, Development and Construction.

(8)	Mr. Beffa’s unvested restricted Common Shares were forfeited in connection with his December 31, 2006 resignation from the Company as its Senior Vice President, Development and Construction.

OPTION EXERCISES AND STOCK VESTED
DURING THE YEAR 2006

The following table sets forth certain information concerning each exercise of options to purchase Common Stock and each vesting of restricted Common Stock held by each of the Named Executives during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)	(d)	(e)
Michael P. Glimcher	0	$0	8,333	$236,657(2)
Mark E. Yale	0	$0	1,666	$43,483(2)
Marshall A. Loeb	0	$0	2,777	$70,980(2)
George A. Schmidt	6,853	$67,446(1)	2,777	$72,480(2)
Thomas J. Drought, Jr.	6,667	$65,537(1)	N/A	N/A
Robert F. Beffa	5,000	$10,303(1)	1,666	$40,184(2)

(1)
Represents the aggregate dollar value realized by the respective Named Executive upon exercise of the listed options as determined by taking the difference between the market price of the Common Shares underlying the listed options (computed using the closing market price of the Common Shares as listed on the NYSE on the respective exercise date) and the exercise price of the respective options.

(2)
Represents the aggregate dollar value realized upon the lapse of the transfer restrictions (i.e., vesting) of the listed Common Shares as determined by multiplying the number of shares listed in the adjacent column for the respective Named Executive by the market value of the shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting date).

Potential Payments to Named Executives Upon Termination or Change in Control

Severance Benefits Agreements

The Company and Glimcher Properties Limited Partnership (“GPLP”) have entered into Severance Benefits Agreements with each of the Named Executives (the “Severance Agreements”). For purposes of the discussion in this section, the Company, GPLP, their affiliates and subsidiaries (including entities in which the Company or GPLP own a majority of any non-voting stock) shall be referred to collectively as the “Corporation.” Under the Severance Agreements, GPLP is required to make certain lump sum severance payments and the Corporation is to provide certain health benefits in the event of a change in control of the Company (a “Change in Control”). The Severance Agreements do not cover and are not applicable to the following situations:

•	the termination of the respective Named Executive’s employment (with or without cause);
•	the constructive termination of the respective Named Executive’s employment;
•	the resignation of the respective Named Executive; or
•	a change in the job responsibilities of the respective Named Executive.

Definition of a “Change in Control” under the Severance Agreements

Under the Severance Agreements, a Change in Control occurs if any of the three circumstances described in (i), (ii), or (iii) listed below occur:

(i)	there is a change in control in the Company that must be publicly disclosed by the Company in a proxy statement under the rules of the Exchange Act and the Named Executive is not:

(A)	the other party in the change of control transaction;

(B)	an executive officer, trustee, director or more than 5% stockholder of a company that is the other party in the change of control transaction; or

(C)	an executive officer, trustee, director or more than 5% stockholder of a company that controls another company that is the party in the change of control transaction;

(ii)
the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a “Transaction”); provided, however, that a Transaction shall not be deemed to result in a Change in Control if:

(A)	immediately prior to the Transaction, the circumstances described in (i)(A) or (i)(B) above exist; or

(B)
(I) the shareholders of the Company, immediately before such transaction, own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction; and (II) the individuals who were members of the Company’s Board of Trustees immediately prior to the execution of the agreement providing for such Transaction, constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owning a majority of the outstanding voting securities of the Surviving Corporation; or

(iii)	the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each an “Other Transaction”) and:

(A)
the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction fifty percent (50%) or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the “Other Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction; or

(B)
the individuals who were members of the Company’s Board of Trustees immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owing a majority of the outstanding voting securities of the Other Surviving Corporation; provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (i)(A) or (i)(B) above exist.

Conditions for Payment and the Receipt of Benefits Under the Severance Agreements

Upon the occurrence of a Change in Control, and if certain conditions are satisfied, the Named Executive is eligible to receive a lump sum severance payment as quantified in Table A below and, for a period of eighteen (18) months following a Change in Control, the Corporation shall maintain in full force and effect all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control. Additionally, the Named Executive would be entitled to receive from GPLP reimbursements for any excise taxes on any payments received under the Severance Agreement as well as any income taxes due on account of the reimbursement and any legal fees incurred during any dispute over the Severance Agreement in which a judgment was rendered in favor of the Named Executive. The conditions that determine if a Named Executive is eligible to receive the aforementioned payments and benefits are as follows:

(i)	the Named Executive must be an employee of the Corporation immediately prior to a Change in Control;

(ii)
with respect to the provision of the health benefits described above, the general terms and provisions of the respective insurance benefit plan or program must permit the continued participation of the Named Executive following a Change in Control; and

(iii)
with respect to the provision of the health benefits described above, if the Named Executive becomes employed by any third party during the eighteen (18) month period following the Change in Control, then after the commencement date of such employment, the Named Executive shall no longer be entitled to any accident, medical, and dental insurance provided under the respective Severance Agreement.

The Severance Agreements provide that in the event that a Named Executive is not permitted to participate in any insurance benefit plan or program covered under the Severance Agreement, then the Company and GPLP shall provide or arrange for the Named Executive to receive any life, accident, medical, and dental insurance benefits substantially similar to those which the Named Executive was entitled to receive under the insurance benefit plan or program covered under the Severance Agreement. Furthermore, at the end of the eighteen (18) month coverage period, the Named Executive has the option to have any assignable insurance policy relating to the respective Named Executive that is owned by the Company assigned to the respective Named Executive at no cost and with no apportionment of prepaid insurance premiums, provided the terms of the policy permit the assignment and the Named Executive has not been employed by a third party.

The Severance Agreements do not require the Named Executives to seek employment following a Change in Control in order to mitigate or lessen the amount of any payment that the Corporation must make following a Change in Control. Also, the Severance Agreements do not require that payments made or benefits provided to a Named Executive following a Change in Control be reduced by any compensation earned by the respective Named Executive from employment obtained following the Change in Control or by benefits received after the date of termination, except as required by the respective Severance Agreement.

Determining the Amount of Payments and Health Benefits Received Under the Severance Agreements

Upon the occurrence of a Change in Control and if the conditions described above are satisfied then the Named Executive shall be entitled to the following:

(i)
any repurchase and forfeiture restrictions on all restricted Common Shares held by the Named Executive shall lapse and options to purchase Common Shares granted to the Named Executive shall vest on the day immediately prior to the date of a Change in Control;

(ii)
a lump sum severance payment from GPLP in the amount of 2-3 times (depending on the Named Executive) the sum of: (A) all base salary and bonuses paid or payable to the Named Executive by the Corporation in the year preceding the calendar year in which the Change in Control occurred, (B) the grant date fair market value of all restricted Common Shares awarded to the Named Executive in the year preceding the calendar year in which the Change in Control occurred (such amount is determined based upon the average of the high and low selling price of the Common Shares on the NYSE for the trading day preceding the grant date), and (C) the fair market value of any property or rights given or awarded to the Named Executive by the Corporation in the year preceding the calendar year in which the Change in Control occurred or such partial first year of employment, as applicable;

(iii)
the continued benefit from the Corporation of all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control for a period of eighteen (18) months following the Change in Control;

(iv)
payment from GPLP equal to all taxes payable by the Named Executive under Section 4999 of the Code for payments received by the Named Executive under the Severance Agreement that are considered “excess parachute payments” as that term is defined by Section 280G(b)(i) of the Code;

(v)	a payment from GPLP equal to all federal, state, and local income taxes on the payments described above in (iv) that the Named Executive may be responsible for; and

(vi)
the payment or reimbursement from GPLP of all legal fees and related expenses paid by the Named Executive as a result of: (A) the Named Executive seeking to obtain or enforce any right or benefit provided by the respective Severance Agreement or (B) any action taken by the Corporation against the Named Executive in enforcing the rights of the Corporation under the respective Severance Agreement, provided, in each case, that a final judgment has been rendered in favor of the Named Executive and all legal appeals have been exhausted.

Table A below illustrates for each Named Executive the various amounts used to determine what each person’s estimated severance payment would be as well as the estimated value of certain health benefits and tax payments that GPLP and the Corporation would provide to each of the Named Executives under the Severance Agreements if a Change in Control occurred on December 29, 2006 when the closing market price of the Company’s Common Stock was $26.71 per share. Below in Table B for each of the Named Executives is the aggregate number and value of stock options and restricted Common Stock that would vest under the Severance Agreements if a Change in Control occurred on December 29, 2006.

TABLE A — DETERMINATION OF ESTIMATED SEVERANCE PAYMENTS, TAX PAYMENTS, &
BENEFITS TO THE NAMED EXECUTIVES UNDER THE SEVERANCE AGREEMENTS(1), (2)

Name	Michael P. Glimcher	Mark E. Yale	Marshall A. Loeb	George A. Schmidt	Thomas J. Drought, Jr.	Robert F. Beffa(9)
Salary(3)	$475,314	$257,500	$218,750	$294,580	$274,242	N/A
Bonus(3)	$216,000	$51,500	$79,000	$66,000	$67,431	N/A
Fair Market Value of Restricted Common Stock Grants(4)	$596,500	$125,050	$206,158	$208,408	N/A	N/A
Fair Market Value of Stock Option Grants(5)	$81,750	$16,350	$24,000	$27,250	$21,800	N/A
Fair Market Value of Other Property Received	$6,300(6)	$897(6)	$6,300(6)	N/A	$6,300(6)	N/A
Subtotal	$1,375,864	$451,297	$534,208	$596,238	$369,773	N/A
Severance Multiplier	3x	3x	3x	3x	2x	N/A
Estimated Severance Payment (product of Subtotal multiplied by Severance Multiplier)	$4,127,592	$1,353,891	$1,602,624	$1,788,714	$739,546	N/A
Estimated Tax Related Payments	$2,131,791	$677,814	$751,819	$891,616	$0(7)	N/A
Estimated Value of Health Benefits(8)	$15,166	$13,805	$14,353	$14,030	$13,909	N/A
Total Estimated Severance-Related Payments & Benefits	$6,274,549	$2,045,510	$2,368,796	$2,694,360	$753,455	N/A

(1)
The estimated severance payments, tax-related payments, and values for health benefits are provided under the following assumptions: (i) the Change in Control is uncontested and not the subject of a dispute, (ii) the status of the Named Executive’s employment with the Company prior to or following the Change in Control is not disputed, (iii) there is no dispute as to the operation, applicability, interpretation, or validity of any aspect of the subject Severance Agreements, (iv) the amounts provided represent our costs as of December 29, 2006 to provide the respective health benefits to the listed Named Executives, and (v) there is no dispute as to our methodology used to determine the payment amount or value of the respective payment or benefit. Variances in these assumptions could cause the amounts listed for one or more of the Named Executives in the “Estimated Severance Payment,” “Estimated Tax Related Payments,” “Estimated Value of Health Benefits,” or “Total Estimated Severance-Related Payments & Benefits” rows to change.

(2)	The total value of all perquisites and other personal benefits received by the respective Named Executive as part of the payments under the respective Severance Agreement is less than $10,000.

(3)	Represents amounts received during fiscal year 2005.

(4)
Listed value is the aggregate fair market value of the restricted Common Shares awarded to the Named Executive during 2005 (such value is determined by multiplying the aggregate number of restricted Common Shares awarded to the respective Named Executive by the average of the high and low selling price of the Common Shares on the NYSE for the trading day preceding the grant date).

(5)
Includes the value of stock options awarded to the Named Executive during 2005 (such value is determined by multiplying the aggregate number of stock options awarded to the respective Named Executive during 2005 by the grant date fair value of a stock option as determined under FAS 123R).

(6)	Represents the matching contributions made or credited by the Company for fiscal year 2005 under the Savings Plan.

(7)
Mr. Drought’s estimated severance payment does not qualify as an excess parachute payment under Section 280G(b)(i) of the Code, and, therefore, his estimated severance payment would not be subject to tax under Section 4999 of the Code.

(8)	The assumptions used to quantify the estimated value of the health care benefits provided are those used for financial reporting purposes under GAAP.

(9)	Mr. Beffa’s Severance Agreement was terminated in connection with his resignation.

TABLE B —AMOUNT & VALUE OF VESTING STOCK OPTIONS & RESTRICTED COMMON STOCK
FOR THE NAMED EXECUTIVES UNDER THE SEVERANCE AGREEMENTS

Name	Amount of Stock Options Vesting Upon a Change in Control	Value of In-the-Money Options(1)	Amount of Restricted Common Stock Vesting Upon a Change in Control	Value Realized on Vesting of Restricted Common Stock(2)
Michael P. Glimcher	166,667	$228,789	41,667	$1,112,926
Mark E. Yale	41,667	$54,984	11,667	$311,626
Marshall A. Loeb	41,667	$70,084	13,889	$370,975
George A. Schmidt	58,333	$80,598	13,889	$370,975
Thomas J. Drought, Jr.	30,001	$39,175	3,333	$89,024
Robert F. Beffa	N/A(3)	N/A	N/A(3)	N/A

(1)
Stock options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the stock option. The values listed represent the difference between the fair market value of the Common Shares underlying the stock options (computed using the closing market price of $26.71 for the Common Shares as listed on the NYSE as of December 29, 2006) and the exercise price of the stock options (the exercise price of the outstanding stock options for each of the listed Named Executives at December 29, 2006 is reported in this Proxy Statement in the table entitled “Outstanding Equity Awards at Fiscal Year-End 2006”).

(2)
The values listed were determined by multiplying the number of shares listed in the adjacent column for the respective Named Executive by the fair market value of the Common Shares (computed using the closing market price of $26.71 for the Common Shares as listed on the NYSE as of December 29, 2006).

(3)	Mr. Beffa’s Severance Agreement was terminated in connection with his resignation and all of his unvested stock options and restricted Common Stock were forfeited in connection with his resignation.

Trustee Compensation

The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by the persons serving on the Board of Trustees during the fiscal year ended December 31, 2006.

TRUSTEE COMPENSATION TABLE FOR
THE YEAR 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards(1), (2) ($)	All Other Compensation ($)	Total(3) ($)

(a)	(b)	(c)	(d)	(e)
David M. Aronowitz	$24,000(4)	$0	(6)	$24,000
Philip G. Barach	$60,000	$3,069(5)	(6)	$63,069
Wayne S. Doran	$84,000	$3,069(5)	(6)	$87,069
Howard Gross	$57,000	$3,069(5)	(6)	$60,069
Niles C. Overly	$71,000	$3,069(5)	(6)	$74,069
Alan R. Weiler	$48,000	$3,069(5)	(6)	$51,069
William S. Williams	$67,000	$3,069(5)	(6)	$70,069
Herbert Glimcher	$100,000(7)	$65,469(5), (8)	$368,710(9)	$534,179

(1)
The value listed in column (c) for each named trustee is the aggregate compensation expense for such trustee’s stock option holdings recognized by our company during 2006 for financial statement reporting purposes as computed in accordance with FAS 123R. The aggregate compensation expense recognized by our company under FAS 123R during 2006 for financial statement reporting purposes for the stock option awards received by Mr. Michael P. Glimcher, a Class II Trustee, is reported in this Proxy Statement in the Summary Compensation Table. The assumptions used in determining the listed valuations are provided in Part III of the Company’s Form 10-K for the fiscal year ended December 31, 2006 in Item 15 entitled Exhibits and Financial Statement Schedules in note 15 of the notes to consolidated financial statements.

(2)
The following are the aggregate number of stock option awards outstanding for the respective trustees listed above as of the end of fiscal year 2006: (i) Mr. David M. Aronowitz had no stock option awards outstanding, (ii) Mr. Philip G. Barach had 9,000 stock option awards outstanding, (iii) Mr. Wayne S. Doran had 21,000 stock option awards outstanding, (iv) Mr. Herbert Glimcher had 962,666 stock option awards outstanding, (v) Mr. Howard Gross had 6,000 stock option awards outstanding, (vi) Mr. Niles C. Overly had 6,000 stock option awards outstanding, (vii) Mr. Alan R. Weiler had 9,000 stock option awards outstanding, and (viii) Mr. William S. Williams had 6,000 stock option awards outstanding. The aggregate Common Stock awards and option awards held by Mr. Michael P. Glimcher, a Class II Trustee, at the end of fiscal year 2006 is reported in this Proxy Statement in the table entitled “Outstanding Equity Awards at Fiscal Year-End 2006.”

(3)	For each respective trustee, the amount listed represents the aggregate total of the amounts listed in columns (b) through (d).

(4)	Fees for services rendered from May 5, 2006 to December 31, 2006.

(5)
Each of the named trustees received 3,000 stock options during fiscal year 2006. The grant date fair value of each trustee’s stock option award was $3,069 pursuant to FAS 123R. The grant date fair value of the stock option awards received by Mr. Michael P. Glimcher, a Class II Trustee, is reported in this Proxy Statement in the table entitled “Grants of Plan-Based Awards for 2006.”

(6)	The total value of all perquisites and other personal benefits received by the respective named trustee during the fiscal year ended December 31, 2006 was less than $10,000.

(7)
Represents the annual fee for serving as the non-executive Chairman of the Board of Trustees for the Company as well as the Board of Directors of Glimcher Properties Corporation, a wholly-owned subsidiary of the Company.

(8)
Value represents our compensation expense during 2006 for financial statement reporting purposes as computed in accordance with FAS 123R and includes our expense for a portion of stock option awards granted to Mr. Glimcher in 2003, 2004, and 2005 that vested in 2006 as well as a portion of his 2006 stock option award.

(9)
Represents Mr. Glimcher’s annual salary of $250,000 for services provided as Senior Advisor to the Company as well as $118,710 in reimbursements paid to Mr. Glimcher under the terms of his Employment and Consulting Agreement, dated January 20, 2005, between he, the Company, and GPLP for reasonable rent for office space located in Columbus, Ohio ($46,667), the reasonable salary of one administrative assistant ($50,671), and the cost of providing a part-time driver consistent with past practice ($21,372). The methodology used by the Company to determine the aggregate incremental cost for the expenditures listed was actual wages paid or invoice cost. Further discussion about the terms of the Employment and Consulting Agreement is provided in the following section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions.”

Each non-employee trustee serving on the Board of Trustees receives an annual fee of $40,000, plus a fee of $2,000 for each meeting of the Board of Trustees (the amount is reduced to $1,000 in the event that the meeting is a telephonic meeting) and $1,000 for each committee meeting attended. In addition, the trustee serving as the Chairman of the Audit Committee of the Board of Trustees receives an additional annual fee of $15,000, the trustee serving as the lead independent trustee of the Board of Trustees receives an additional annual fee of $15,000, and each trustee serving as the Chairman of the Executive Compensation Committee or the Corporate Governance Committee of the Board of Trustees receives an additional annual fee of $10,000, respectively. Any trustee serving as the Chairman of more than one committee shall receive an additional annual fee only for his or her chairmanship of one such committee. The trustee serving as the Chairman of the Executive Committee of the Board of Trustees shall not receive additional annual fees for serving in such capacity.

Each trustee who is not an executive officer of the Company is eligible to receive grants of restricted Common Stock, stock options, share appreciation rights, restricted share units, performance awards, annual incentive awards, cash-based awards, and other share-based awards under the 2004 Plan and 1997 Plan. For non-employee trustees, options granted are immediately exercisable and have a ten-year term. Options granted to trustees who are employees of the Company are exercisable in one-third installments for a three-year period beginning on the first anniversary of the grant date and also have a ten-year term. To date, the Company has not granted restricted Common Stock to any non-employee trustees. Additionally, the Company reimburses trustees for travel expenses incurred in connection with attending activities or functions approved or sponsored by the Board of Trustees.

Certain Relationships and Related Party Transactions

i. Employment & Consulting Agreement of Herbert Glimcher

On January 20, 2005, Herbert Glimcher resigned as Chief Executive Officer of the Company and entered into an Employment and Consulting Agreement (the “Employment Agreement”) with the Company and GPLP (for purposes of discussing the Employment Agreement only, each together, the “Corporation”) pursuant to which he is the non-executive Chairman of the Board of Trustees (for purposes of discussing the Employment Agreement only, the “Board”) of the Company and the Board of Directors of Glimcher Properties Corporation. In addition, the Company employs Mr. Glimcher as Senior Advisor. Neither the Company nor Glimcher Properties Corporation consider Mr. Glimcher to be an executive officer. The initial term of the Employment Agreement was February 1, 2005 to May 31, 2006. On March 9, 2006, the Corporation and Mr. Glimcher agreed to renew the Employment Agreement for an additional one-year period to end on May 31, 2007 (the “Renewal Term”).

Mr. Glimcher is not eligible to participate in any of the bonus plans available to the Corporation’s senior salaried employees, but is eligible to receive cash performance bonuses approved by the Board or the Board’s Executive Compensation Committee (the “Bonus”). Mr. Glimcher is entitled to participate in employee benefit plans customarily made available to senior salaried employees of the Company from time to time. The Company maintains a life insurance policy covering the life of Mr. Glimcher, reimburses Mr. Glimcher for reasonable rent for office space located in Columbus, Ohio, the reasonable salary of one administrative assistant, and provides a part-time driver consistent with past practice.

Because the Corporation and Mr. Glimcher agreed to renew the Employment Agreement beyond May 31, 2006, 50,000 of the unvested stock options that Mr. Glimcher received on March 12, 2004 and May 10, 2004, respectively, which would have vested immediately and become exercisable on May 10, 2006, now shall vest and become exercisable on their original vesting dates - the third annual anniversary of the date of grant in 2007. Additionally, if Mr. Glimcher’s employment is terminated by reason of death or disability then any stock options or other awards issued to Mr. Glimcher under the Company’s incentive compensation and share option plans shall immediately vest and become exercisable on the date of Mr. Glimcher’s death or disability.

For a period of two (2) years following the termination of Mr. Glimcher’s employment under the Employment Agreement (the “Post-Employment Restricted Period”) as well as during the initial term and Renewal Term (together with the Post-Employment Restricted Period, the “Restricted Period”), Mr. Glimcher shall not, without the prior written consent of the Board, serve as an employee, agent, partner, shareholder, member, officer, director of or consultant for, or in any capacity participate, engage or have, directly or indirectly, a financial or other interest in any Competitive Business (as defined below). Notwithstanding the foregoing, Mr. Glimcher may pursue any business activity for which the Board has previously consented and waived any corporate opportunity rights. Subject to certain exceptions, neither Mr. Glimcher, nor any entity of which he serves as a director, officer, trustee, member, manager, general partner, or limited partner, shall employ any person during the Restricted Period who was employed by the Corporation until the Corporation has not employed such person for more than one year. Mr. Glimcher will also refrain during the Restricted Period from disclosing, without the prior written consent of the Corporation’s Chief Executive Officer, any confidential information about the Corporation and from making any disparaging comments about the Corporation. A “Competitive Business” shall mean participation, directly or indirectly, in the planning, development or operation of any mall or any enclosed group of retail establishments operating as a single property (a "Project") in any city or town and its greater standard metropolitan statistical area (each, a "Market") in which the Company: (i) conducts its business at such time, (ii) has commenced and not subsequently abandoned development activities, or (iii) has previously proposed a Project to the Board to be undertaken at any time in the next five years in such Market and the Board has not yet rejected such Project.

In addition to the fees that Mr. Glimcher receives for serving as the non-executive Chairman of the Board of the Company and Chairman of the Board of Directors of Glimcher Properties Corporation and the annual salary for serving as Senior Advisor to the Company, Mr. Glimcher shall receive $2,000,000 in cash during the Post-Employment Restricted Period from the Company as follows: a) $360,000 to provide consulting services during the Post-Employment Restricted Period which shall be payable at the rate of $20,000 per month commencing on the last day of the seventh month following the start of the Post-Employment Restricted Period (the “Consulting Payment”); b) $810,000 to abide by the Employment Agreement’s non-compete, non-solicitation, non-disparagement, and confidentiality provisions, which shall be payable at the rate of $45,000 per month commencing on the last day of the seventh month following the start of the Post-Employment Restricted Period (the “Non-Competition Payment”); and c) $830,000 for special, unique, and substantial contributions to the Corporation, payable on the last day of the seventh month of the Post-Employment Restricted Period. If Mr. Glimcher’s employment is terminated for cause or he breaches the Employment Agreement’s non-competition provisions then any unpaid installments of the Consulting Payment or Non-Competition Payment shall be forfeited.

The Employment Agreement has modified the terms of the Severance Benefits Agreement between Mr. Glimcher and the Corporation, dated June 11, 1997. Prior to the modification, Mr. Glimcher was entitled to three times (3x) his base salary and bonus for the calendar year prior to the change of control as determined by the terms of the Severance Benefits Agreement. As modified, if a change of control occurs after May 31, 2006 then Mr. Glimcher will still be entitled to receive three times (3x) his base salary and bonus amounts, but the base salary and bonus amounts used to determine his severance payment shall not exceed $350,000.

The Employment Agreement was unanimously approved by the independent members of the Board on the joint recommendation of the Executive Compensation Committee and Nominating and Corporate Governance Committee after consultation with Hewitt who found that the financial arrangements and other terms of the Employment Agreement were within the range of competitive marketplace practices for similarly situated Chief Executive Officers/founders.

ii. Corporate Flight Relationship

The Company paid Corporate Flight, Inc. (“CFI”), which is wholly owned by Herbert Glimcher, $360,000, for fiscal year ended December 31, 2006, for the use in connection with Company related matters, of an airplane owned by CFI.

iii. Archer-Meek-Weiler Insurance Agency

The Company has engaged Archer-Meek-Weiler, a company of which Alan R. Weiler, a Class II Trustee, is Chairman, as its agent for the purpose of obtaining property, liability, directors and officers, and employee practices liability insurance coverage. In connection with securing such insurance coverage, Archer-Meek-Weiler received fees and net commissions of $343,480 for the fiscal year ended December 31, 2006. The stock of Archer-Meek-Weiler is owned by a trust for the benefit of Mr. Weiler’s children and the children of his brother, Robert J. Weiler.

iv. Leasing Activity

A brother of Herbert Glimcher owns a company that leases six store locations in the Company’s properties of which the leases for two were terminated during 2006. The aggregate rents received by the Company for these leases were $227,000 for the fiscal year ended December 31, 2006.

v. Consulting Agreement with Philip G. Barach

Information about this transaction is provided in the section of this Proxy Statement entitled “Our Board of Trustees, its Committees, & Their Policies” under the section captioned “Compensation Committee Interlocks and Insider Participation.”

 COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with the Company’s management and, based on that review and discussion, the Executive Compensation Committee recommended to the Board of Trustees that the aforementioned Compensation Discussion and Analysis section be included in this Proxy Statement.

The Executive Compensation Committee has furnished the foregoing report.

March 8, 2007	Howard Gross	Niles C. Overly
William S. Williams

INFORMATION ABOUT SECURITY OWNERSHIP AND OUR EQUITY COMPENSATION PLANS

The tables set forth below provide the following information: (i) information regarding the beneficial ownership of the Common Shares by each trustee, trustee nominee, the Named Executives, all trustees and executive officers as a group, and all other persons known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding Common Shares and each class of equity securities of the Company as of the Record Date, except as otherwise noted, and (ii) information regarding the Company’s equity compensation plans in effect as of December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK OWNERSHIP

Name and Address of Beneficial Owner (1)	Amount Beneficially Owned (2) (3)	Percent Of Class

Herbert Glimcher	2,437,579(7)	6.28%(4)

Michael P. Glimcher	761,004(8)	2.02%(4)

George A. Schmidt	295,435(9)	(5)

Thomas J. Drought, Jr.	59,051 (10)	(5)

Mark E. Yale	50,500 (11)	(5)

Marshall A. Loeb	40,133(12)	(5)

Robert F. Beffa	0	0%

David M. Aronowitz	3,000(13)	(5)

Philip G. Barach	3,000 (13)	(5)

Wayne S. Doran	24,000 (13)	(5)

Howard Gross	9,000 (13)	(5)

Niles C. Overly	12,000(14)	(5)

Alan R. Weiler	113,157 (15)	(5)

William S. Williams	10,000 (16)	(5)

All trustees and executive officers as a group (15 persons)	3,818,258	9.58%(4)

Cohen & Steers, Inc. Cohen & Steers Capital Management, Inc. 280 Park Avenue, 10th Floor New York, NY 10017	5,785,534	15.70%(17)

COMMON STOCK OWNERSHIP

Name and Address of Beneficial Owner (1)	Amount Beneficially Owned (2) (3)	Percent Of Class

Deutsche Bank AG Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	3,304,403	8.99%(18)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,356,093	6.41%(19)

8.125% SERIES G PREFERRED STOCK OWNERSHIP

Name and Address of Beneficial Owner	Amount Beneficially Owned (2)	Percent Of Class

Heitman Real Estate Securities, LLC 191 North Wacker Drive, Suite 2500 Chicago, IL 60606	330,400	5.51%(20)

Alan R. Weiler	32,000(21)	(6)

(1)	Unless otherwise indicated, the address for each such individual is 150 East Gay Street, Columbus, Ohio 43215.

(2)
Unless otherwise indicated, the listed person has sole voting and investment power with respect to the Common Shares and 8.125% Series G Cumulative Preferred Shares of Beneficial Interest (“Series G Preferred Stock”), as applicable.

(3)
Certain trustees and executive officers of the Company own limited partnership operating units in GPLP (“OP Units”), which OP Units may (at the holder's election) be redeemed at any time for, at the sole option of GPLP, cash (at a price equal to the fair market value of an equal number of Common Shares), Common Shares on a one-for-one basis, or any combination of cash and Common Shares (issued at fair market value on a one-for-one basis).

(4)
For the person or group listed, the Percent of Class was computed based on 37,058,102 Common Shares outstanding as of the Record Date and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of OP Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of OP Units held by all such members of such group. Common Shares issuable upon exercise of stock options are included only to the extent the related stock options are exercisable within 60 days of the Record Date.

(5)	The percentage ownership of the listed person does not exceed one percent (1%) of the Company’s outstanding Common Shares.

(6)	The percentage ownership of the listed person does not exceed one percent (1%) of the Company’s outstanding 8.125% Series G Preferred Stock.

(7)
Includes 557,227 Common Shares and 958,230 OP Units held directly by Herbert Glimcher. Also includes 120,404 OP Units held by Mr. Glimcher's wife and 684,011 of Mr. Glimcher's 700,818 options, of which: a) 95,122 fully vested on May 29, 2001, b) 263,334 fully vested on March 10, 2002, c) 88,644 fully vested on March 5, 2005, d) 94,718 fully vested on March 11, 2006, e) 2,000 fully vested on March 9, 2007, f) 117,580 fully vested on March 12, 2007, g) 1,000 will fully vest on May 5, 2007, and h) 21,613 fully vested on May 10, 2006. Also includes 53,553 Common Shares which are owned by Mr. Glimcher and his wife as tenants-in-common and 64,154 Common Shares which are owned by trusts for the benefit of Mr. Glimcher's children, grandchildren and nephews, some of which Mr. Glimcher's wife and his son, Michael P. Glimcher, serve as co-trustees, and some of which another son, Robert Glimcher, serves as trustee. Mr. Glimcher does not exercise or share investment control over the Common Shares owned by the trusts described above. None of Mr. Glimcher’s Common Share holdings are pledged as collateral or security.

(8)
Includes 107,483 Common Shares held directly by Michael P. Glimcher and 500 Common Shares held directly by Mr. Glimcher’s wife. Also includes 157,189 OP Units held by Michael P. Glimcher. Also includes 320,995 of Mr. Glimcher's 405,000 options, of which: a) 30,000 fully vested on May 29, 2001, b) 25,000 fully vested on March 5, 2005, c) 75,000 fully vested on March 11, 2006, d) 50,000 fully vested on March 9, 2007, e) 97,985 fully vested on March 12, 2007, f) 25,000 will fully vest on May 5, 2007, and g) 18,010 fully vested on May 10, 2006. Of Mr. Glimcher’s 107,483 Common Shares, 16,667 shares have transfer restrictions that lapse in three equal annual installments commencing on the first anniversary of the grant date each year thereafter until the third anniversary of the grant date and 40,700 shares have transfer restrictions that lapse in three equal annual installments commencing on the third anniversary of the grant date and each year thereafter until the fifth anniversary of the grant date. Additionally, 8,000 Common Shares are held in trust for the benefit of Mr. Glimcher (Robert Glimcher and Arne Glimcher, Co-Trustees), 102,683 OP Units are held in trust for the benefit of Mr. Glimcher (Robert Glimcher and Arne Glimcher, Co-Trustees), and 64,154 Common Shares are owned by trusts for the benefit of Mr. Glimcher’s siblings, nieces, nephews, cousins, and children, of which Mr. Glimcher is a co-trustee. Mr. Glimcher does not exercise investment control over the Common Shares or OP Units held in trusts for which he is not a trustee. Mr. Glimcher has pledged 50,116 of his direct Common Share holdings as security; however, such pledgees do not have the right to acquire beneficial ownership of such Common Shares as specified in Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended.

(9)
Includes 89,389 Common Shares held directly by George A. Schmidt. Also includes, 206,046 of Mr. Schmidt’s 234,647 stock options, of which: a) 20,000 fully vested on May 29, 2001, b) 34,647 fully vested on March 7, 2004, c) 30,000 fully vested on March 5, 2005, d) 50,000 fully vested on March 11, 2006, e) 16,667 fully vested on March 9, 2007, f) 39,194 fully vested on March 12, 2007, g) 8,334 will fully vest on May 5, 2007, and h) 7,204 fully vested on May 10, 2006. Of Mr. Schmidt’s 89,389 Common Shares, 5,556 shares have transfer restrictions that lapse in three equal annual installments commencing on the first anniversary of the grant date and each year thereafter until the third anniversary of the grant date and 13,833 shares have transfer restrictions that lapse in three equal annual installments commencing on the third anniversary of the grant date and each year thereafter until the fifth anniversary of the grant date. None of Mr. Schmidt’s Common Share holdings are pledged as collateral or security.

(10)
Include 8,959 Common Shares held directly by Thomas J. Drought, Jr. Also includes, 50,092 of Mr. Drought’s 64,867 stock options, of which: a) 1,534 fully vested on March 9, 2003, b) 13,333 fully vested on March 9, 2007, c) 13,333 fully vested on March 11, 2006, d) 15,678 fully vested on March 12, 2007, e) 3,333 will fully vest on May 5, 2007, and f) 2,881 fully vested on May 10, 2006. Of Mr. Drought’s 8,959 Common Shares, 6,733 shares have transfer restrictions that lapse in three equal annual installments commencing on the third anniversary of the grant date and each year thereafter until the fifth anniversary of the grant date. None of Mr. Drought’s Common Share holdings are pledged as collateral or security.

(11)
Includes 18,833 Common Shares held directly by Mark E. Yale. Also includes, 31,667 of Mr. Yale’s 60,000 stock options, of which: a) 13,333 fully vested on September 8, 2006, b) 10,000 fully vested on March 9, 2007, and c) 8,334 will fully vest on May 5, 2007. Of Mr. Yale’s 18,833 Common Shares, 3,334 shares have transfer restrictions that lapse in three equal annual installments commencing on the first anniversary of the grant date and each year thereafter until the third anniversary of the grant date and 13,833 shares have transfer restrictions that lapse in three equal annual installments commencing on the third anniversary of the grant date and each year thereafter until the fifth anniversary of the grant date. None of Mr. Yale’s Common Share holdings are pledged as collateral or security.

(12)
Includes 23,466 Common Shares held directly by Marshall A. Loeb. Also includes, 16,667 of Mr. Loeb’s 50,000 stock options, of which: a) 8,333 fully vested on May 16, 2006 and b) 8,334 will fully vest on May 5, 2007. Of Mr. Loeb’s 23,466 Common Shares, 5,556 shares have transfer restrictions that lapse in three equal annual installments commencing on the first anniversary of the grant date and each year thereafter until the third anniversary of the grant date and 15,133 shares have transfer restrictions that lapse in three equal annual installments commencing on the third anniversary of the grant date and each year thereafter until the fifth anniversary of the grant date. None of Mr. Loeb’s Common Share holdings are pledged as collateral or security.

(13)	Represents options that are immediately exercisable.

(14)	Includes 9,000 options that are immediately exercisable. Also includes 3,000 Common Shares owned directly by Mr. Overly.

(15)
Includes 18,000 Common Shares held by Alan R. Weiler, individually, and 5,000 Common Shares held by a limited partnership of which Mr. Weiler and his spouse are the general partners. Also includes 12,000 options, which are immediately exercisable and 78,157 OP Units owned by a limited partnership of which Mr. Weiler and his spouse are the general partners.

(16)	Includes 9,000 options that are immediately exercisable. Also includes 1,000 Common Shares owned directly by Mr. Williams.

(17)
Based on a Schedule 13G/A, dated and filed with the SEC on February 13, 2007, on which Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. reported their aggregate beneficial ownership with respect to 5,785,534 Common Shares.

(18)	Based on a Schedule 13G/A, dated and filed with the SEC on January 31, 2007, on which Deutsche Bank AG reported its aggregate beneficial ownership with respect to 3,304,403 Common Shares.

(19)
Based on a Schedule 13G, dated November 30, 2006 and filed with the SEC on February 14, 2007, on which The Vanguard Group, Inc. reported its aggregate beneficial ownership with respect to 2,356,093 Common Shares.

(20)
Based on a Schedule 13G/A, dated and filed with the SEC on February 7, 2007, on which Heitman Real Estate Securities, LLC reported its aggregate beneficial ownership with respect to 330,400 of the Series G Preferred Stock.

(21)	Shares are held by a limited partnership of which Mr. Weiler and his spouse are the general partners.

Information regarding the Company’s equity compensation plans in effect as of December 31, 2006 is as follows:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	2,132,132	$21.52	477,503
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

As of the Record Date, the number of securities to be issued from our equity compensation plans upon the exercise of outstanding options, warrants, and rights was 2,001,451. As of the Record Date, the weighted average exercise price of outstanding options, warrants, and rights from our equity compensation plans was $22.12 and the number of securities remaining available for future issuance under our equity compensation plans (excluding the securities reflected in column (a)) was 289,954. As of the Record Date, we have 124,745 securities outstanding as full value awards under our plans. Full value awards are plan awards other than options or SARs that are settled by the issuance of Common Shares such as restricted shares or restricted share units. The options outstanding under our plans have a weighted average remaining term of 6.26 years. We do not anticipate making any additional awards or grants under the 2004 Plan between the Record Date and the date of the Annual Meeting.

AUDIT COMMITTEE STATEMENTS

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with both management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended and modified. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, as amended and modified, and discussed with them their independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board of Trustees has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

March 8, 2007	David M. Aronowitz	Wayne S. Doran
Niles C. Overly

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS - FEES FOR AUDIT & NON-AUDIT SERVICES

The Audit Committee has appointed BDO as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2007. A proposal to ratify this appointment is being presented to the holders of Common Shares at the Annual Meeting and is presented in the section of this Proxy Statement entitled “Proposals for Shareholder Consideration at the Annual Meeting.” A representative of BDO is expected to be present at the Annual Meeting and available to respond to appropriate questions and, although BDO has indicated that no statement will be made, an opportunity for a statement will be provided.

AUDIT FEES. BDO’s fees for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting for the fiscal years ended December 31, 2006 and December 31, 2005 and review of financial statements included in the Company’s quarterly reports were $492,333 and $455,150, respectively. Additionally, BDO received fees of $4,380 for services relating to the Company’s filings on Form 8-K and response to an SEC comment letter during the fiscal year ended December 31, 2006 and received fees of $36,766 for services relating to the Company’s registration statements and re-offer prospectuses issued during the fiscal year ended December 31, 2005. During the fiscal year ended December 31, 2005, BDO received fees of $40,413 for services relating to procedures performed for the Company’s restatement (during the fiscal year ended December 31, 2005) of its annual financial statements for the fiscal years ended December 31, 2003, 2002, and 2001.

AUDIT-RELATED FEES. BDO’s fees for audit-related services for the fiscal years ended December 31, 2006 and 2005 were $178,667 and $235,960, respectively. The fees related to attest services not required by statute or regulation ($178,667 in 2006 and $171,350 in 2005), services related to the Company’s SEC investigation ($61,610 in 2005), and other fees ($3,000 in 2005).

TAX FEES. BDO’s fees for the rendering of tax compliance and tax consulting services for the fiscal years ended December 31, 2006 and 2005 were $86,393 and $61,315, respectively.

ALL OTHER FEES. There were no other fees paid to BDO in the fiscal years ended December 31, 2006 and December 31, 2005.

All of the services provided by BDO described above under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Company’s Audit Committee. The Audit Committee has determined that the rendering of professional services by BDO is compatible with maintaining BDO’s independence.

Audit Committee Pre-Approval Policies

The Audit Committee Charter provides that the Audit Committee shall approve in advance all audit services and all non-audit services provided by the independent registered public accounting firm based on policies and procedures developed by the Audit Committee from time to time. The Audit Committee will not approve any non-audit services prohibited by applicable SEC or NYSE regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and its related regulations.

The Company’s Audit Committee expects that our independent registered public accounting firm will seek pre-approval from the Audit Committee prior to providing services to the Company.

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's trustees, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC on Forms 3, 4, and 5. Trustees, executive officers, and beneficial owners of greater than ten percent (10%) are required by the regulations of the SEC to furnish the Company with copies of all of the Section 16(a) Forms 3, 4, and 5 that they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its trustees, executive officers, and beneficial owners of greater than ten percent (10%) complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the year ended December 31, 2006, except that a Form 4 reporting one (1) transaction by Mr. Michael P. Glimcher, a Form 4 reporting one (1) transaction by Mr. Philip G. Barach, a Form 4 reporting one (1) transaction by Mr. Robert F. Beffa, and a Form 4 reporting three (3) transactions by Mr. Herbert Glimcher were not filed within the time frame prescribed by the rules and regulations of the SEC.

Shareholder Proposals

Proposals of shareholders intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than November 30, 2007 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

Additionally, the Bylaws provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, written notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, under the Bylaws, for a shareholder nomination or business proposal to be considered at the 2008 Annual Meeting of Shareholders, notice of such nominee or proposal must be received not earlier than February 11, 2008 and no later than March 12, 2008. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future. The Nominating and Corporate Governance Committee will consider nominees recommended by the shareholders using the process described herein.

Financial and Other Information

The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including financial statements, are being sent concurrently to the Company's shareholders with this Proxy Statement.

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers, and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

Other Matters

The Board of Trustees knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion.

By Order of the Board of Trustees
Kim A. Rieck
Senior Vice President, General Counsel,
& Secretary

March 30, 2007

APPENDIX A

Glimcher Realty Trust
Amended and Restated
2004 Incentive Compensation Plan

Adopted by the Board of Trustees on
March 15, 2007

i

Glimcher Realty Trust
Amended and Restated
2004 Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), established an incentive compensation plan known as the 2004 Incentive Compensation Plan (the “Plan”), which has been amended and restated as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Nonqualified Options, Incentive Options, Share Appreciation Rights (SARs), Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, and Other Share-Based Awards.

The Plan became effective upon receipt of shareholder approval on May 7, 2004 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to provide a means whereby Employees, Trustees, and Third Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Trustees, or Third Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Options may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3
“Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Options, Incentive Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, or Other Share-Based Awards, in each case subject to the terms of this Plan.

2.4
“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Trustees” means the Board of Trustees of the Company.

2.7	“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9
“Committee” means the Executive Compensation Committee of the Board or any subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and, unless otherwise determined by the Board, the Committee shall consist of no fewer than two trustees, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange.

2.10	“Company” means Glimcher Realty Trust, a Maryland real estate investment trust, and any successor thereto as provided in Article 20 herein.

2.11	“Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the Treasury Regulations promulgated under Code Section 162(m), or any successor statute.

2.12	“Effective Date” has the meaning set forth in Section 1.1.

2.13	“Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries.

2.14	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15
“Fair Market Value” or “FMV” as of any applicable date, means the closing price of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, or if Shares are not traded on such applicable date, the closing price on the next day following such applicable date on which Shares are traded. If the Shares are traded over the counter on the applicable date, Fair Market Value or FMV means the closing bid and asked prices of a Share on the applicable date, or if there is no bid and asked price on such applicable date, the closing bid and asked price on the next succeeding date on which there is a bid and asked price following such applicable date. In the event Shares are not publicly traded on the applicable date, Fair Market Value or FMV shall be determined by the Committee in such manner as it deems appropriate.

2.16	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.17	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.18	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.19
“Incentive Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.20
“Insider” shall mean an individual who is, on the relevant date, an officer or Trustee of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.21	“Nonemployee Trustee” means a Trustee who is not an Employee.

2.22
“Nonemployee Trustee Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Trustee pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.23	“Nonqualified Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.24	“Option” means an Incentive Option or a Nonqualified Option, as described in Article 6.

2.25	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.26	“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.27	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.28
“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code and the applicable Treasury Regulations thereunder for certain performance-based compensation paid to Covered Employees.

2.29
“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31
“Performance Share” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32
“Performance Unit” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33
“Period of Restriction” means the period when Restricted Shares or Restricted Share Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.34	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.35	“Plan” means this Glimcher Realty Trust 2004 Incentive Compensation Plan, as it may hereinafter be amended or restated.

2.36	“Plan Year” means the calendar year.

2.37	“Restricted Shares” means an Award granted to a Participant pursuant to Article 8.

2.38	“Restricted Share Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.39	“Share” or “Shares” means the Company’s common shares of beneficial interest.

2.40	“Share Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.41
“Subsidiary” means any corporation, partnership, limited liability company or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest.

2.42
 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.43
“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.44	“Treasury Regulations” means the regulations promulgated under the Code.

2.45	“Trustee” means any individual who is a member of the Board of Trustees of the Company.

2.46	“Withholding Taxes” means any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Trustees shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 18, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individual may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. Notwithstanding the foregoing, the Committee may not delegate to any officer the ability to take any action or make any determination regarding issues arising out of Code Section 162(m).

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a)
Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be three million six hundred thousand (3,600,000) Shares.

(b)	Of the Shares reserved for issuance under Section 4.1(a) of the Plan, no more than one million (1,000,000) of the reserved Shares may be issued pursuant to Full Value Awards.

(c)
Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs and NQSOs shall be:

(i)	three million six hundred thousand (3,600,000) Shares that may be issued pursuant to Awards in the form of ISOs; and

(ii)	three million six hundred thousand (3,600,000) Shares that may be issued pursuant to Awards in the form of NQSOs.

(d)
Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued to Nonemployee Trustees shall be two hundred thousand (200,000) Shares, and no Nonemployee Trustee may receive Awards subject to more than fifteen thousand (15,000) Shares in any Plan Year.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued; provided, however, that the full number of Share Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Share Appreciation Rights. Further, any Shares (i) withheld to satisfy tax withholding obligations on Awards issued under the Plan, (ii) tendered to pay the exercise price of Awards issued under the Plan, or (iii) repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be returned as available Shares under the Plan. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one (1) Plan Year to any one (1) Participant shall be three hundred thousand (300,000) Shares.

(b)	SARs: The maximum number of Shares subject to Share Appreciation Rights granted in any one (1) Plan Year to any one (1) Participant shall be three hundred thousand (300,000) Shares.

(c)
Restricted Shares or Restricted Share Units: The maximum aggregate grant with respect to Awards of Restricted Shares or Restricted Share Units in any one (1) Plan Year to any one (1) Participant shall be one hundred thousand (100,000).

(d)
Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that any one (1) Participant may receive in any one Plan Year shall be one hundred thousand (100,000) Shares (if such Award is payable in Shares), or equal to the value of one hundred thousand (100,000) Shares (if such Award is payable in cash or property other than Shares) determined as of the earlier of the date of vesting or payout.

(e)
Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one (1) Participant in any one (1) Plan Year may not exceed three million ($3,000,000) dollars.

(f)
Other Share-Based Awards. The maximum aggregate grant with respect to Other Share-Based Awards pursuant to Section 10.2 in any one (1) Plan Year to any one (1) Participant shall be one hundred thousand (100,000) Shares.

The above Annual Award Limits are intended to comply with Code Section 162(m) and the Treasury Regulations thereunder, and shall be applied and/or construed in such a way to ensure compliance with Code Section 162(m) and the Treasury Regulations thereunder.

4.4 Adjustments in Authorized Shares. Notwithstanding anything else to the contrary contained in the Plan, in the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, shall also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 18, without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, spin-off, split-off, split-up, acquisition of property or stock, or reorganization (collectively, a “Reorganization”) upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable. Without limiting the foregoing, in the event of any Reorganization, the Committee or the Board may cause any Award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award made to the holder of such cancelled Award equal in value to the fair market value of such cancelled Award; PROVIDED, HOWEVER, that nothing in this Section 4.4 shall permit the repricing, replacing or regranting of Options or SARs in violation of Section 18.1.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all key Employees, Trustees, and Third Party Service Providers.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the Treasury Regulations thereunder). No option shall be deemed to be granted until the FMV of the Shares subject to such option has been determined pursuant to Section 2.15.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be: (i) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant, or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restric-tions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options.

(a)
Incentive Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.

(b)
Nonqualified Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Notwithstanding anything herein to the contrary, in no event, however, may an NQSO be transferred for value (as defined in the General Instructions to Form S-8). Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.11. Substituting SARs. Only in the event the Company is not accounting for equity compensation under APB Opinion No. 25, the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Shares (or SARs paid in Shares or cash at the Committee’s discretion) for outstanding Options; provided, the terms of the substituted SARs are the same as the terms for the Options and the aggregate difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the aggregate difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

6.12 Special ISO Rules for 10% Shareholders. If any Participant to whom an ISO is to be granted is, on the date of grant, the owner of Shares (determined using applicable attribution rules) possessing more than 10% of the total combined voting power of all classes of equity securities of his or her employer (or of its parent or subsidiary), then the following special provisions will apply to the ISO granted to that Participant:

(a)	The Option Price per Share of the ISO will not be less than 110% of the Fair Market Value of the Shares underlying such ISO on the date of grant; and

(b)	The ISO will not have a term in excess of 5 years from the date of grant.

Article 7. Share Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price shall be: (i) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant, or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO; (d) the Tandem SAR may be exercised only when the underlying ISO is eligible to be exercised; and (e) the Tandem SAR is transferable only when the underlying ISO is transferable, and under the same conditions.

7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Notwithstanding anything herein to the contrary, in no event, however, may a SAR be transferred for value (as defined in the General Instructions to Form S-8). Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8. Restricted Shares and Restricted Share Units

8.1 Grant of Restricted Shares or Restricted Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares and/or Restricted Share Units to Participants in such amounts as the Committee shall determine. Restricted Share Units shall be similar to Restricted Shares except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Shares or Restricted Share Unit Agreement. Each Restricted Share and/or Restricted Share Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares or the number of Restricted Share Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Plan or an Award Agreement, the Restricted Shares and/or Restricted Share Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Share Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Shares and/or Restricted Share Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Shares or Restricted Share Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Share Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Share or Restricted Share Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Restricted Shares covered by each Restricted Share Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Share Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Restricted Shares granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Amended and Restated Glimcher Realty Trust 2004 Incentive Compensation Plan (the “Plan”), and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Glimcher Realty Trust.”

8.6 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Restricted Shares granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Share Units granted hereunder.

8.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Shares and/or Restricted Share Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Shares or Restricted Share Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Share Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his lifetime only by such Participant.

Article 10. Cash-Based Awards and Other Share-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

10.2 Other Share-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Share-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Share-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Share-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Share-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Share-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Share-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Share-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Share-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 11. Performance Measures

11.1. General.

(a)
Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as Performance-Based Compensation and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code. Awards shall only qualify as Performance-Based Compensation if, among other things, at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the Treasury Regulations thereunder).

(b)
Awards intended to qualify as Performance-Based Compensation may be granted to Participants who are or may be Covered Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Covered Employee.

(c)
The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Awards intended to qualify as Performance-Based Compensation that will be paid out to the Covered Employees, and may attach to such Performance-Based Compensation one or more restrictions.

11.2. Other Awards. Either the granting or vesting of Awards intended to qualify as Performance-Based Compensation (other than Options or SARs) granted under the Plan shall be subject to the achievement of a performance target or targets, as determined by the Committee in its sole discretion, based on one or more of the performance measures specified in Section 11.3 below. With respect to such Performance-Based Compensation:

(a)
the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual Covered Employees or class of Covered Employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(b)
no Performance-Based Compensation shall be payable to or vest with respect to, as the case may be, any Covered Employee for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(c)
after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

11.3 Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);
(b)	Funds from operations (FFO);
(c)	Occupancy rates;
(d)	Earnings per share;
(e)	Net sales growth;
(f)	Net operating profit;
(g)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(h)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(i)	Earnings before or after taxes, interest, depreciation, and/or amortization;
(j)	Gross or operating margins;
(k)	Productivity ratios;
(l)	Share price (including, but not limited to, growth measures and total shareholder return); and
(m)	Dividend distributions (including, but not limited to, growth in or maintenance of dividends on the Shares).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of REIT peer companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (1) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

11.4 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5 Adjustment of Performance-Based Compensation. Awards intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

11.6 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 11.1.

Article 12. Nonemployee Trustee Awards

All Awards to Nonemployee Trustees shall be determined by the Board or the Committee. The terms and conditions of any grant to any such Nonemployee Trustee shall be set forth in an Award Agreement.

Article 13. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award (other than Options or SARs), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 14. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 15. Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares or Restricted Share Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash- Based Awards, Covered Employee Annual Incentive Awards, Other Share-Based Awards, or Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Notwithstanding the foregoing any such deferral election shall be made and administered in a manner which shall avoid the imposition of additional taxes under Section 409A of the Code.

Article 16. Rights of Participants

16.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Trustee or Third Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Change of Control

In addition to the terms and conditions of this Plan, one or more Awards may be subject to the terms and conditions set forth in a written agreement between the Company and a Participant providing for different terms or provisions with respect to such Awards upon a “Change of Control” of the Company (as that term may be defined in such written agreement), including but not limited to acceleration of benefits, lapsing of restrictions, vesting of benefits and such other terms, conditions or provisions as may be contained in such written agreement; provided however, that such written agreement may not increase the maximum amount of such Awards.

Article 18. Amendment, Modification, Suspension, and Termination

18.1  Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Sections 4.4 and 6.11, Options or SARs issued under the Plan will not be repriced, replaced (with any other Awards), or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

18.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 19. Withholding

The Company shall have the right to withhold from a Participant (or a permitted assignee thereof), or otherwise require such Participant or assignee to pay, any Withholding Taxes arising as a result of the grant of any Award, exercise of an Option or SAR, lapse of restrictions with respect to Restricted Shares or Restricted Share Units, or any other taxable event occurring pursuant to this Plan or any Award Agreement. If the Participant (or a permitted assignee thereof) shall fail to make such tax payments as are required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Participant (or permitted assignee) may make a written election which may be accepted or rejected in the discretion of the Committee, (i) to have withheld a portion of any Shares or other payments then issuable to the Participant (or permitted assignee) pursuant to any Award, or (ii) to tender other Shares to the Company (either by actual delivery or attestation, in the sole discretion of the Committee, provided that, except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market), in either case having an aggregate Fair Market Value equal to the Withholding Taxes.

Article 20. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1 Forfeiture Events.

(a)
The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Trustees, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees, Trustees, or Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Trustees, or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14 Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.16 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

21.17 Indemnification. Each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

PROXY
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GLIMCHER REALTY TRUST
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PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF GLIMCHER REALTY TRUST

The undersigned shareholder of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Kim A. Rieck, Esq. and Michael P. Glimcher, or either of them, as proxy(ies) for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held on Friday, May 11, 2007 at 11:00 A.M., local time (the “Meeting”), at The Renaissance Hotel, 50 North Third Street, Columbus, Ohio 43215, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting, with the same effect as if the undersigned were present at the Meeting. The undersigned hereby revokes any proxy previously given with respect to the Meeting.

THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES, PROPOSAL 3, PROPOSAL 4, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

[Continued and to be signed on reverse side.]

[_ ] Mark this box with an X if you have made changes to your name or address details above.

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ANNUAL MEETING PROXY CARD
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[A]	Election of Trustees

1.	The Board of Trustees recommends a vote FOR each of the listed nominees for Class I Trustee (Proposal #1).

	Nominee	FOR	WITHHOLD
	01 - Niles C. Overly	[ ]	[ ]
	02 - William S. Williams	[ ]	[ ]

2.	The Board of Trustees recommends a vote FOR the listed nominee for Class III Trustee (Proposal #2).

Nominee	FOR	WITHHOLD
01 - David M. Aronowitz	[ ]	[ ]

[B]	Issues

The Board of Trustees recommends a vote FOR the following proposals.

	FOR	AGAINST	ABSTAIN
3.
Approval of the following matters with respect to the Glimcher Realty Trust 2004 Incentive Compensation Plan, as amended (the “Plan”): (i) an increase in the number of shares of the Company’s common shares of beneficial interest (“Common Shares”) reserved for issuance under the Plan by two million five hundred thousand (2,500,000) Common Shares to three million six hundred thousand (3,600,000) Common Shares (the “Reserved Common Shares”), (ii) an increase in the limitations under the Plan on the number of Reserved Common Shares available for grants of full value awards by six hundred thousand (600,000) Common Shares to one million (1,000,000) Common Shares, (iii) an increase in the limitations under the Plan on the number of Reserved Common Shares available for grants of awards of incentive options and non-qualified options each by two million five hundred thousand (2,500,000) Common Shares to three million six hundred thousand (3,600,000) Common Shares, and (iv) the addition of a dividend distribution performance measure (which includes, but is not limited to, growth in or maintenance of dividends on the Common Shares), as well as the re-approval of the other performance criteria previously approved by our shareholders, currently set forth in the Plan, one or more of which shall be utilized in establishing specific targets to be attained as a condition to the vesting of cash or stock-based performance unit and performance share awards under the Plan so as to qualify the compensation attributable to those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. (Proposal #3).
	[ ]	[ ]	[ ]

		FOR	AGAINST	ABSTAIN
4.	Ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 (Proposal #4).	[ ]	[ ]	[ ]

5.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof in the discretion of the proxy holder.

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